SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant      ☑
Filed by a Party other than the Registrant       ☐
Check the appropriate box:
☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
PENSON WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April •, 2010
Dear Fellow Stockholders:
     You are cordially invited to attend the Annual Meeting of Stockholders of Penson Worldwide, Inc. (the “Company” or “Penson”), which will be held at 1700 Pacific Avenue, Suite 295A, Dallas, Texas 75201, on Thursday, May 27, 2010 at 9:00 a.m. local time.
     At this meeting, you will be asked:
1.	To elect three (3) Directors of the Company, each of whom will serve until the 2013 annual meeting of stockholders or until their successors are elected and qualified.

2.	To authorize the Company’s directors to issue shares of Company common stock in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding convertible notes.

3.	To ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.

4.	To transact such other business as may properly come before the meeting.
Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet, which are available for review at http://www.cstproxy.com/penson/2010. Instructions on how to access and review the proxy materials on the Internet can be found on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to all stockholders. The Notice will also include instructions for stockholders on how to access the proxy card to vote over the Internet and how to obtain paper copies of the proxy materials. Alternatively, you may request paper copies of the proxy materials by calling 1-888-221-0690, or sending a request to our corporate offices, 1700 Pacific Avenue, Suite 1400, Dallas, Texas 75201, Attn: Corporate Secretary. There is NO charge for requesting a paper copy. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.
Sincerely,
Philip A. Pendergraft
Chief Executive Officer
Dallas, Texas

PENSON WORLDWIDE, INC.
1700 Pacific Avenue, Suite 1400
Dallas, Texas 75201

Important Notice regarding the availability of proxy materials for the Annual Meeting of Stockholders
to be held on May 27, 2010 at 9:00 AM local time
1700 Pacific Avenue, Suite 295A Dallas, Texas 75201

Items of Business:	(1)	To elect three (3) Directors of the Company, each of whom will serve until the 2013 annual meeting of stockholders or until their successors are elected and qualified;
	(2)	To authorize the Company’s directors to issue shares of Company common stock in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding convertible notes;
	(3)	To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and
	(4)	To transact such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” Items 1, 2 and 3.

Record Date:	You are entitled to attend the Annual Meeting and can vote if you were a stockholder of record as of the close of business on March 29, 2010.

Voting:	You may vote your proxy when you view the material on the Internet. You will be asked to follow the prompts to vote your shares.

Proxy Materials:	The proxy materials are available for review at http://www.cstproxy.com/penson/2010. The site contains instructions on how to request paper copies of the proxy materials. Alternatively, you may request paper copies of the proxy materials by calling 1-888-221-0690, or sending a request to our corporate offices, 1700 Pacific Avenue, Suite 1400, Dallas, Texas 75201, Attn: Corporate Secretary. There is NO charge for requesting a paper copy.

Date of Mailing:	This Notice is first being mailed to stockholders on or about April •, 2010.
By Order of the Board of Directors of
Penson Worldwide, Inc.
Andrew B. Koslow
Corporate Secretary
Dallas, Texas
April •, 2010

PENSON WORLDWIDE, INC.
1700 Pacific Avenue, Suite 1400
Dallas, Texas 75201

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 27, 2010

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Penson Worldwide, Inc., a Delaware corporation, for the Annual Meeting of Stockholders of the Company to be held at 1700 Pacific Avenue, Suite 295A, Dallas, Texas 75201, on Thursday, May 27, 2010, at 9:00 a.m. local time and at any adjournments or postponements thereof. Shares represented by proxy cards will be voted at the Annual Meeting if the proxy card is properly executed, returned to the Company before the Annual Meeting and not revoked. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card in advance of the Annual Meeting or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. The Notice of stockholder meeting was first mailed to stockholders on or about April •, 2010.
PURPOSE OF MEETING
     At the Annual Meeting, stockholders will be asked to consider the following proposals:
(1)	To elect three (3) Directors of the Company, each of whom will serve until the 2013 annual meeting of stockholders or until their successors are elected and qualified;

(2)	To authorize the Company’s directors to issue shares of Company common stock in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding convertible notes;

(3)	To ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010; and

(4)	To transact such other business as may properly come before the meeting.
     The Board of Directors recommends that stockholders vote “FOR” the nominees for Director, “FOR” the proposal to authorize the Company’s directors to issue shares of Company common stock in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding convertible notes and “FOR” the proposal to ratify the selection of BDO Seidman, LLP.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
     At our Annual Meeting, stockholders will vote upon specific proposals as described in more detail in the Proxy Statement. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from stockholders.
Who may attend the Annual Meeting?
     The Board of Directors set March 29, 2010 as the record date for the Annual Meeting. All stockholders who owned shares of record of Penson Worldwide, Inc. common stock at the close of business on March 29, 2010, or their duly appointed proxies, may attend and vote at the Annual Meeting or any adjournments thereof. Please note that if you hold shares in “street name” (that is, in a brokerage account or through a bank or other nominee), you will need to bring personal identification and a copy of a statement reflecting your share ownership as of March 29, 2010 and check in at the registration desk at the Annual Meeting.

Who can vote?
     Each stockholder who owned Company common stock at the close of business on March 29, 2010 is entitled to one vote for each share of Company common stock held on all matters to be voted on. At the close of business on the record date, there were 25,599,971 shares of our common stock outstanding.
What am I voting on?
     You will be voting on the following three items of business at the Annual Meeting:
•	The election of Mr. Philip A. Pendergraft, Mr. David A. Reed and Mr. Thomas R. Johnson to serve as Directors until the 2013 Annual Meeting of Stockholders or until their successors are elected and qualified;

•	To authorize the Company’s directors to issue shares of Company common stock in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding convertible notes; and

•	The ratification of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.
     We will also consider other business that properly comes before the meeting.
How many votes are required to hold the Annual Meeting?
     The required quorum for the transaction of business at the Annual Meeting is a majority of shares of common stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matters. Brokers holding shares of record for customers are not entitled to vote on any “non-routine” matters unless they receive voting instructions from their customers. In the event that a broker does not receive voting instructions, a broker may notify us that it lacks voting authority to vote those shares. These “broker non-votes” refer to votes that can only be cast by the brokers if the brokers receive their customers’ instructions. The election inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum.
What ballot measures are considered “routine” and which are considered “non-routine”?
     The ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2010 is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with that proposal. The election of directors and the grant of authority to our Board of Directors to issue shares of Company common stock are considered non-routine matters. For the purpose of determining the outcome of any non-routine matter, broker non-votes will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). These broker non-votes will have no effect on the outcome of the election of our directors, the authorization of the Company’s directors to issue shares of Company common stock in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding convertible notes, or the ratification of BDO Seidman, LLP as the independent registered public accounting for the fiscal year ending December 31, 2010. Please note that this year the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.
How many votes are required to pass a proposal?
     Whether a matter is considered “routine” does not determine the number of votes required to pass that proposal. Even though it is a “non-routine” matter, a plurality of the votes cast is required to elect Directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. A vote is withheld when a properly executed proxy is marked “WITHHELD FROM ALL NOMINEES” or “FOR ALL NOMINEES EXCEPT AS NOTED ABOVE” for the election of one or more Directors. The affirmative vote of a majority of the votes present or represented and entitled to vote is required for all other matters. If you choose to abstain from voting, your vote will not be counted toward the required vote to pass a proposal.

What does it mean to vote by proxy?
     By giving your proxy, you give someone else the right to vote your shares in accordance with your instructions. In this way, you assure that your vote will be counted even if you are unable to attend the Annual Meeting. In this case, we are asking you to give your proxy to Andrew B. Koslow, General Counsel and Corporate Secretary, and Owen M. Scheurich, Deputy General Counsel, and their respective designees. If you give your proxy but do not include specific instructions on how to vote, your shares will be voted FOR the election of the Board’s nominees, FOR the authorization of the Company’s directors to issue shares of Company common stock in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding convertible notes and FOR the ratification of the appointment of the independent accountants.
Will my shares be voted if I do not provide my proxy?
     If you do not return your proxy, you may vote by electronic voting, through telephone or internet, or by voting in person at the Annual Meeting. If you do not vote through any of those methods and you do not provide your proxy, a broker holding your shares in “street name” may vote your shares. When a broker holding stock in street name indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be entitled to vote with respect to that matter. Accordingly, a broker non-vote will be counted toward the establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.
How does the Board recommend I vote on the proposals?
The Board recommends votes:
•	FOR the election of each of the nominees for Director named in this Proxy Statement;

•
FOR the authorization of the Company’s directors to issue shares of Company common stock in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding convertible notes; and

•	FOR the ratification of BDO Seidman, LLP as our independent registered public accounting firm for fiscal 2010.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
     Most Penson stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with Continental Stock Transfer & Trust Co, Penson’s transfer agent, you are considered, with respect to those shares, the stockholder of record, and the notice is being sent directly to you by Penson. As the stockholder of record, you have the right to grant your voting proxy or to vote in person at the Annual Meeting.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the notice is being forwarded to you by your broker or nominee that is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote your shares. Your broker or nominee has provided or will provide a voting instruction card for you to use in directing the broker or nominee how to vote your shares.
How can I vote?
     Penson is offering stockholders of record the following methods of voting:
•	Electronic Voting by Telephone or Internet:
— Telephone: You may vote by telephone; or

— Internet: You may vote over the Internet.

If you choose to vote by telephone or Internet, please refer to the instructions provided to you in the Notice on how to vote your shares.
•	Proxy Card: You may request paper copies of all proxy materials, indicate your vote on the paper proxy card by signing and dating the card where indicated and mailing the card in the prepaid envelope that will be sent to you with the requested proxy materials; or

•	In-Person: You may also vote in person at the Annual Meeting. Each stockholder is entitled to one vote for each share of Company common stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes for the election of Directors, so you will not be able to vote more than once for any individual Director, even if you withhold your vote for any other Director.
If you are the beneficial owner of your shares and wish to vote in person, please refer to the discussion under the caption “What is the difference between holding shares as a stockholder of record and as a beneficial owner?” above.
What happens if additional proposals are presented at the Annual Meeting?
     Other than the election of directors, the authorization of the Company’s directors to issue shares of Company common stock in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding convertible notes, and the ratification of the independent registered public accounting firm, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, Andrew B. Koslow, our General Counsel and Corporate Secretary, and Owen M. Scheurich, Deputy General Counsel, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. However, under our By-laws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.
Can I change my vote?
     You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•	voting again by telephone or through the Internet prior to 11:59 pm (Eastern Time), on May 25, 2009;

•	giving written notice to the Corporate Secretary of the Company by May 25, 2009;

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	voting again at the meeting.
     Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy. You may revoke your proxy at any time before the proxy has been voted at the Annual Meeting by taking one of the actions described above.
Who will count the votes?
     Representatives of our transfer agent, Continental Stock Transfer & Trust Co., will count the votes and will serve as the independent inspector of the election.
What if I return my proxy card but do not provide voting instructions?
     If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:
•	FOR the election of each of the nominees for Director named in this Proxy Statement: Mr. Philip A. Pendergraft, Mr. David A. Reed and Mr. Thomas R. Johnson;

•
FOR authorization of the Company’s directors to issue shares of Company common stock in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding convertible notes; and

•	FOR the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.
Who is soliciting proxies?
     Solicitation of proxies will be made by the Company’s management through the mail, in person, over the Internet or by telephone, without any additional compensation being paid to the Company’s management. The cost of such solicitation will be borne by the Company. In addition, the Company has requested that all brokers and other custodians of the Company’s stock forward notice of annual meeting materials to our stockholders. The Company will reimburse them for the expenses incurred in so doing.
Deadline for receipt of stockholder proposals for 2011 Annual Meeting of Stockholders.
     A stockholder wishing to submit a proposal to be considered for inclusion in the Proxy Statement and form of proxy relating to the 2011 Annual Meeting of Stockholders must submit the proposal in writing, and the proposal must be received by Penson no later than January 27, 2011.
Date of our fiscal year end.
     This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and also additional information about Penson, its officers and Directors. Some of the information is stated as of the end of fiscal 2009, and some information is provided as of a more current date. Our fiscal year ends on December 31.

PROPOSAL ONE: ELECTION OF DIRECTORS
     The Company currently has eight Directors, divided into three classes. The term of one class of Directors expires each year. The persons whose names are listed below have been nominated for election as Directors by the Board of Directors. Each nominee, if elected, will serve until the Annual Meeting in 2013 or until his successor has been elected and qualified.
     The Board of Directors’ nominees for election as Directors to Class II for a three-year term expiring at the Company’s annual meeting in 2013 are as follows:

Name of Director	Age	Positions with Penson Since
Philip A. Pendergraft	50	Chief Executive Officer and Director, 2005
Thomas R. Johnson (3)	42	Director, 2003
David A. Reed (1), (2)	62	Director, 2006

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee
     Philip A. Pendergraft was appointed as our Chief Executive Officer in July 2005. From October 2000 through July 2005, Mr. Pendergraft served as our Executive Vice President and Chief Operating Officer. He has served as a member of our Board of Directors since September 2000, when we effected a corporate restructuring. Mr. Pendergraft has served as an executive officer and Director of certain of our affiliated entities since 1995. He has served as a member of the board of directors and as an audit committee member of the Options Clearing Corp. since 2009. He currently serves as a director of the New Regime Press, Inc., a position he has held since February, 2009. Mr. Pendergraft has 26 years of securities industry experience, including starting up three clearing operations. Mr. Pendergraft holds a B.A. in economics from Trinity University.
     As our Chief Executive Officer, Mr. Pendergraft has successfully guided the Company through its initial public offering and several key acquisitions, and has helped supervise the growth of the Company from its inception. Through his extensive knowledge of the securities industry and the Company’s internal operations, Mr. Pendergraft provides the Board of Directors a valuable resource in its evaluation and handling of the internal and market issues we face. Mr. Pendergraft continues to guide the Company, with our Chairman and our President, through his service on our Executive Committee.
     Thomas R. Johnson has served as a member of our Board of Directors since August 2003. Since November 2001, Mr. Johnson has served as the President, Chief Executive Officer and a member of the board of directors of Call Now, Inc., a publicly traded company. Prior to joining Call Now, Inc., Mr. Johnson was an independent fixed-income bond trader and analyst from January 1999 to November 2001. Mr. Johnson holds a B.A. in economics and government from St. Lawrence University.
     As one of our independent directors, Mr. Johnson serves as the Chairman of our Nominating and Corporate Governance Committee and supervises the Company’s assessment and application of its director hiring criteria. Mr. Johnson’s service as the Chief Executive Officer and a director of another publicly traded company provides the Company with a perspective into the challenges facing publicly traded companies in today’s economic environment, and the qualities needed to serve as a director on the board of a publicly traded company.
     David A. Reed has served as a member of our Board of Directors since January, 2006. Mr. Reed has been the president of Capital Management LLC, general partner for Causeway Capital Partners, LP, a family investment fund, since 2000. He co-founded and has been an advisor to ANSRSource, Inc., since 2003. He served as the chairman of the finance committee for Texas Industries, Inc., from 2000 to 2004. Mr. Reed served on the board of directors for ENSR International, Inc. from 2002 until 2005 when the company was sold. He served on the audit and compensation committees for Lone Star Technologies board of directors from 2005 until 2007 when the company was sold. Mr. Reed currently serves as a member of the board of directors of Drew Industries, Inc. (since 2003), serving as the audit committee chair and also a member of the compensation and governance Committees. He served on the board of directors for Credant Technologies from 2002 until his decision to retire from that board in September, 2008. Mr. Reed retired as Senior Vice Chair of Ernst & Young LLP in 2000 after a 26 year career with the firm. He served in various capacities with Ernst & Young, including membership on its Management Committee from 1991 until his retirement as well as the E&Y Global Council, and held varying operational and management responsibilities, including for America’s audit and tax operations, and for global account management for Ernst & Young’s top 150 clients. Mr. Reed holds a B.B.A. in Accounting from Texas Tech

University. He also attended the Kellogg Business School Executive Business Program and the Harvard Business School Leadership program. He received recognition as a recipient of the Texas Tech University Distinguished Alum, and Texas Tech Business School Distinguished Alum awards. Mr. Reed received his CPA license in 1970. His CPA license is currently retired.
     Mr. Reed’s extensive public accounting knowledge and experience provides the Board with a valuable resource with respect to its review and evaluation of its financial performance and objectives. Mr. Reed’s experience has provided him the skills to serve as the Chairman of our Audit Committee, where he also qualifies as an “audit committee financial expert,” and on our Compensation Committee. Mr. Reed’s service on the board of directors and committees of other public companies provides the Company with insight as to emerging best practices for public companies and evolving risk management tools.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES FOR THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE
     The business and affairs of the Company are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. The Board believes that its practices align management and shareholder interests. Highlights of our corporate governance practices are described below.
Composition of the Board of Directors
     Currently, we have eight members on our Board of Directors. Our Board of Directors is currently divided into the following three classes with staggered three-year terms:
•	Class I, whose current term will expire at the annual meeting of stockholders to be held in 2012;
•	Class II, whose current term will expire at the annual meeting of stockholders to be held in 2010; and
•	Class III, whose current term will expire at the annual meeting of stockholders to be held in 2011.
     The Class I Directors are Messrs. Engemoen, Johnson (David), and Kelly; the Class II Directors are Messrs. Johnson (Tom), Reed and Pendergraft; and the Class III Directors are Mr. Son and Dr. Dyer.
     At each annual meeting of stockholders, the successors to Directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control. Regular attendance at Board meetings is required of each Director. The Board held nine meetings in 2009. No incumbent Director attended fewer than 75% of the total number of Board meetings. Attendance at the Company’s annual meeting of stockholders is not required of the Company’s Directors, but the Company encourages its Directors to attend. All of the Company’s incumbent Directors attended the Company’s 2009 annual meeting of stockholders. The non-management Directors met in executive session at five Board meetings in 2009. The Audit Committee held eleven meetings in 2009. No incumbent member of the Audit Committee attended fewer than 75% of the total number of Audit Committee meetings. The Compensation Committee held seven meetings in 2009. No incumbent member of the Compensation Committee attended fewer than 75% of the total number of Compensation Committee meetings. Our Nominating and Corporate Governance Committee held two meetings during 2009. No incumbent member of the Nominating and Corporate Governance Committee attended fewer than 75% of the total number of Nominating and Corporate Governance Committee meetings.
Directors Continuing in Office
     Class III Directors — Term Expires in 2011

Name	Age	Position with Penson Since
Daniel P. Son	71	President and Director, 2000
James S. Dyer (1), (3)	66	Director, 2000

(1)	Member of the Audit Committee

(3)	Member of the Nominating and Corporate Governance Committee
     Daniel P. Son has served as our President and a member of our Board of Directors since September 2000, when we effected a corporate restructuring. Prior to that, he served as President and a member of the Board of Directors of our predecessor entities. Mr. Son has over 38 years of brokerage operations and clearing experience and has started three clearing operations in the last 19 years. Mr. Son holds a B.B.A. in accounting from Southern Methodist University.
     As our President, Mr. Son has provided leadership to the Company since its inception and he continues to guide the Company through his service on the Company’s Executive Committee. Mr. Son’s extensive industry experience provides the Company with insight into industry trends and opportunities and enables the Board of Directors to make educated decisions on an accelerated basis.

     James S. Dyer has served as a member of our Board of Directors since September 2000. Dr. Dyer holds the Fondren Centennial Chair in Business at the McCombs School of Business at The University of Texas at Austin, where he has been a professor of business administration since September 1978. Dr. Dyer served as the Chairman of the Department of Management Science/Information Systems at the McCombs School of Business at The University of Texas at Austin from 1988 to 1997. Dr. Dyer holds a B.A. in physics and a Ph.D. in business administration from The University of Texas at Austin.
     Dr. Dyer’s extensive academic experience provides the Board a different perspective with respect to its evaluation of its operations and market conditions. Dr. Dyer’s experience enables him to serve on our Audit Committee, where he also qualifies as an “audit committee financial expert,” and serve on our Nominating and Corporate Governance Committee. Dr. Dyer’s ten years of service on the Company’s Board of Directors has helped him develop a deep understanding of the clearing and execution services industry generally and specifically of our Company.
     Class I Directors — Term Expires in 2012

Name	Age	Position with Penson Since
Roger J. Engemoen, Jr.	56	Chairman of the Board, 2000
David Johnson (2), (3)	62	Director, 2006
David M. Kelly (1), (2)	71	Director, 2000

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee
     Roger J. Engemoen, Jr. has served as our Chairman of the Board of Directors since September 2000, when we effected a corporate restructuring, and has been Chairman of our predecessor entities since 1995. Mr. Engemoen previously served as an officer and director of both Service Life and Services Lloyds Insurance Companies, and he resigned from both positions on March 31, 2006. Mr. Engemoen has 33 years of industry experience. Mr. Engemoen holds a B.B.A. in finance and accounting and an M.B.A. in finance from Southern Methodist University.
     As the Chairman of our Board of Directors, Mr. Engemoen presides at all meetings of our Board of Directors. He has provided leadership to the Company since its inception, and continues to guide the Company through his service on the Company’s Executive Committee. Mr. Engemoen’s deep knowledge of the industry and the Company provide the Board with a valuable resource in its handling of the issues we face.
     David Johnson has served as a member of our Board of Directors since January 2006. Mr. Johnson also serves as a member of the board of directors of Condell Medical Center. From 1982 to 2005, he served in various capacities at Morgan Stanley, most recently as a managing director. Mr. Johnson was a member of a number of exchanges, including the Chicago Board Options Exchange, the Chicago Stock Exchange and the American Stock Exchange. He was in the United States Navy Reserve from 1966 until 1972. Mr. Johnson attended the New York School of Finance.
     Mr. Johnson’s extensive industry and management experience provide the Board with a valuable tool in its evaluation of Company and executive performance. The Company benefits from Mr. Johnson’s experiences through his service as the Chairman of our Compensation Committee as well as a member of our Nominating and Corporate Governance Committee.
     David M. Kelly has served as a member of our Board of Directors since September 2000 and as our lead independent director since 2007. Mr. Kelly retired in February 2000 from his position as President and Chief Executive Officer of the National Securities Clearing Corporation, a position he held from 1983, and as Vice Chairman of DTCC and Vice Chairman and Chief Executive Officer of GSCC. In April 2000, Mr. Kelly joined the board of directors of the Chicago Stock Exchange where he continues to serve as a director and currently serves in the capacity of Chairman of the Regulatory Oversight Committee. Since September 2000, Mr. Kelly has been an independent trustee of the SPDR Series Trust, part of State Street Global Advisors, and an independent trustee of SPDR Index Shares since July 2004. Mr. Kelly served as a director of Custodial Trust Company (n/k/a JPMorgan Trust Company) and as a member of its Trust Committee from April 2003 through July 2009. Mr. Kelly received his B.A. in economics from Michigan State University and served in the U.S. Marine Corps.

          Mr. Kelly’s extensive industry and management experience allows him to serve as our lead independent director and as a member of our Audit Committee and Compensation Committee. Mr. Kelly has served as a member of our Board of Directors for over ten years and has gained a deep knowledge of the Company’s operations in addition to his extensive knowledge of our industry.
Board committees
          Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
          Audit Committee. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and internal controls of the Company and the Company’s compliance with certain legal and regulatory requirements. The Audit Committee interacts directly with and evaluates the performance of the independent auditors, including determining whether to engage or dismiss the independent auditors and monitoring the independent auditors’ qualifications and independence. The Audit Committee also pre-approves all audit services and permissible non-audit services provided by the independent auditors. The Audit Committee currently consists of Messrs. Reed (Chairman) and Kelly and Dr. Dyer. Each director will continue to serve as a member of the Audit Committee following the Annual Meeting. The Board of Directors has determined that all of the Audit Committee members are independent and that each of Messrs. Reed and Kelly and Dr. Dyer is an audit committee financial expert, as defined by SEC rules, and has financial sophistication in accordance with applicable NASDAQ listing standards. The Audit Committee acts pursuant to a written charter adopted by our Board that can be viewed on our website at http://www.penson.com/ under “Investor Relations — Board of Directors — Governance Documents.”
          Compensation Committee. The Compensation Committee assists our Board of Directors in its oversight of executive compensation, determines our goals and objectives relevant to compensation and sets compensation levels and programs for our Board and our executive officers that correspond to our goals and objectives. The Compensation Committee also administers the Company’s stock plan; however, a subcommittee of the Board, consisting of Mr. Pendergraft, is authorized, subject to certain restrictions, to make equity grants to all employees, other than directors, executive officers and employees that directly report to Mr. Pendergraft.
     The Compensation Committee is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Corporation’s executive officers, other key employees and non-employee directors. In 2008, the Compensation Committee engaged Longnecker & Associates, an executive compensation consulting firm, to, among other things, review board and executive compensation against current industry standards taking into account recent changes in the governance climate and to recommend actions to attract and retain outstanding board and executive talent. The recommendations of Longnecker & Associates were taken into account in setting the cash compensation of the independent directors that became effective at the 2008 Annual Meeting and remained in effect through 2009. The compensation consultants were also engaged to conduct a market competitive compensation analysis including base salary, annual incentives, long-term incentives and other compensation for the Company’s top eight officers. The recommendations of Longnecker & Associates were taken into account in setting the cash and equity compensation of the executive officers in 2008. The Company froze the base salaries of our executive officers in 2009, so that each of our executive officers had the same base salary in 2009 as in 2008.
     In determining or recommending the amount or form of executive officer compensation each year, the Compensation Committee generally takes into consideration recommendations received from our chief executive officer with respect to the compensation of executive officers other than the chief executive officer, president and chairman, based on his annual review of their performance. In establishing executive officer compensation targets for 2008 and 2009, the Compensation Committee considered the comparative relationship of the compensation recommended by the chief executive officer to the compensation information provided by its compensation consultants, individual performance, tenure, internal comparability and the achievement of certain other operational and qualitative goals identified in the Company’s strategic plan.
     The Compensation Committee currently includes Messrs. David Johnson (Chairman), Kelly and Reed. Each director will continue to serve as a member of the Compensation Committee following the Annual Meeting. The Compensation Committee acts pursuant to a written charter adopted by our Board that can be viewed on our website at http://www.penson.com/ under “Investor Relations — Board of Directors — Governance Documents.”
          Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers and periodically reports on matters relating to the size, identification, selection and qualification of the Board of Directors and candidates nominated for the Board of Directors and its committees, and develops and recommends governance principles applicable to us. The Nominating and Corporate Governance Committee consists of Messrs. Thomas Johnson (Chairman) and David Johnson and Dr. Dyer. Each director will continue to serve as a member of the Nominating and Corporate Governance Committee following the Annual Meeting. The Nominating and Corporate Governance Committee acts pursuant to a written charter adopted by our Board that can be viewed on our website at http://www.penson.com/ under “Investor Relations — Board of Directors — Governance Documents.”
     Our Nominating and Corporate Governance Committee is responsible for screening potential Director candidates and recommending qualified candidates to the Board for nomination. The Committee will consider recommendations from its current Directors, management or stockholders so long as the recommended candidate meets the criteria the Committee has established for all Director candidates. Stockholders’ nominations for Directors must be made in writing and include a general description of the nominee, including name, age and relevant experience. Nominations should be addressed to the attention of the Company’s Secretary at the Company’s main offices, 1700 Pacific Avenue, Suite 1400, Dallas, Texas 75201, and must be received no later than January 21, 2010.
     The Committee has not established a written diversity policy and has not fixed minimum education or years of business experience requirements, but in general expects qualified candidates will provide diverse viewpoints, skills and experience and have substantial business experience and a proven history of successful leadership. The Committee has not established a required retirement age. The Committee reviews its criteria for Director candidates annually to ensure that the criteria remain current and efficient. Among other things, the Committee seeks candidates that:
▪	hold positions (or have held positions) as senior executive officers or directors with a respected company;

▪	are familiar with the Company or its business and related business industries; and

▪	are respected in the business community for integrity and ability.
Board Leadership Structure and Role in Risk Oversight
     We have separated the roles of chairman and chief executive officer; however, our chairman, Mr. Roger J. Engemoen, Jr., is also an employee of the Company and has served in that role since the founding of our Company. Our Board believes it is important that an employee director continue to serve as chairman because of our Board’s belief that our Company is still a growth company, which requires that our chairman be actively involved in our day-to-day affairs. We believe that it would be inappropriate at this time to appoint an independent director to serve as our chairman because of the time demands we place on the person serving in that role.
     Because the position of chairman is held by an employee director, our Board believes it is in the best interests of the Company and its stockholders to appoint one director to serve as our lead independent director. David M. Kelly has acted as the lead independent Director of the Board of Directors since 2007. In this capacity, Mr. Kelly presides at the regularly scheduled executive sessions of the Board where only non-employee Directors are present. Mr. Kelly advises the Chief Executive Officer of the conclusions of the non-employee Directors as appropriate. In 2009, the non-employee Directors met in executive sessions five times. In addition, our lead director had regular telephone conversations with our other non-employee directors regarding the operations and direction of the Company.
     Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders. Our Board reviews the recommendations of our Nominating and Corporate Governance Committee in determining the Directors who will serve on each Committee, who will act as our chairman and who will act as our lead independent director.
     Our management is responsible for implementing and executing risk monitoring policies and procedures with respect to the various risks and uncertainties that the Company faces, including financial risk, market risk, operational risk and litigation and compliance risk, with our chief risk officer reporting regularly to the Board of Directors or the independent directors of the Board. The Board of Directors is responsible for exercising oversight of management’s risk monitoring policies and procedures. The Board has delegated certain of its oversight responsibilities to its committees when the Board feels those risks are directly tied to their areas of supervision. The Audit Committee reviews our policies and guidelines with respect to internal controls and oversees our financial reporting policies and procedures. The Compensation Committee considers risk issues when establishing and administering our equity plans and compensation philosophy for our executive officers and other key personnel. Our Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board and its committees and recommends to the Board improvements with respect to their structure and composition.

Code of Ethics
     The Company’s Code of Business Conduct and Ethics, which is the Company’s code of ethics applicable to all Directors, officers and employees of the Company, embodies the Company’s principles and practices relating to the ethical conduct of the Company’s representatives and its long-standing commitment to honesty, fair dealing and full compliance with all laws, domestic and foreign, that affect the Company’s business operations. The Code of Business Conduct and Ethics is available on the Company’s website at http://www.penson.com/ under “Investor Relations — Board of Directors — Governance Documents.” The Board of Directors has designated the Audit Committee to oversee the administration of the code. In its capacity as the code administrator, the Audit Committee is empowered to grant waivers of the code in some instances if, upon evaluation of the facts and circumstances involved, the Audit Committee deems it appropriate to do so. If the Audit Committee determines it appropriate to authorize a waiver of the code, we may post that result on the Company’s website rather than reporting the waiver through a filing with the SEC.
Director Independence
     The Company reviews the independence requirements of the SEC and NASDAQ to determine independence. The Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates.
     Based on these standards, the Board has affirmatively determined that Messrs. Johnson (David), Johnson (Thomas), Kelly, and Reed and Dr. Dyer are independent of the Company and its management under the rules of the SEC and NASDAQ.
Communications with the Board of Directors
     Stockholders with questions about the Company are encouraged to contact the Company by sending communications to the attention of the Corporate Secretary at 1700 Pacific Avenue, Suite 1400, Dallas, Texas 75201. If stockholders feel that their questions have not been sufficiently addressed through communications with the Corporate Secretary, they may communicate with the Board of Directors by sending their communications to the Board of Directors, c/o the Corporate Secretary at the same address.
     The Company’s lead independent director, David M. Kelly, is an independent director and has been designated by the Board of Directors to preside at the executive sessions of the independent directors. If interested parties wish to make a concern known to the independent directors, they may do so by sending communications directly to the Lead Independent Director, 1700 Pacific Avenue, Suite 1400, Dallas, Texas 75201.
Minimum Shareholding Requirement
     The Company believes it is important to align the interests of the Board with the interests of the Company’s stockholders. For that reason, effective March 28, 2010, each Director is now required to hold no less than 1,000 shares of the Company’s stock. All of the Company’s current Directors comply with the minimum shareholding requirement.
Majority Vote Requirement for Directors
     The Board believes it is important that the Company’s stockholders have meaningful input into the composition of the Company’s Board of Directors. To help ensure this, the Board has adopted a policy that requires any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” in any uncontested election shall promptly tender his or her resignation following certification of the shareholder vote.
     After receiving any resignation offer, the Nominating and Corporate Governance Committee will consider the circumstances that led to a majority of votes being withheld for the Director, and will make a recommendation to the Board regarding the tendered resignation. The Board will act on any recommendation from the Nominating and Corporate Governance Committee within 90 days following the vote of the Company’s stockholders and will disclose its decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC. Any Director who tenders his or her resignation under this process is not permitted to participate in the Nominating and Corporate Governance Committee’s deliberations or in the Board’s final determination.
Additional Executive Officers
     Andrew B. Koslow has served as our Executive Vice President since March, 2009, as our General Counsel since September 2002 and as our Secretary since July 2005. Mr. Koslow has served as a member of the Board of Directors of our Australian securities clearing subsidiary, Penson Financial Services Australia Pty Ltd, since August, 2009. Prior to joining Penson, Mr. Koslow served as Director, General Counsel and Chief Operating Officer of One Financial Network, Inc., a private financial services company, from June 1999 to December 2002. From June 1999 to December 2002, Mr. Koslow served as Managing Director of Whytecliff Capital Corp., a private equity company, and from December 1999 to May 2002 as Director and Secretary of Omnitrix Technologies, Inc., a

private technology company. From August 1997 to May 1999, Mr. Koslow served as Chief Administrative Officer and General Counsel to D.E. Shaw Financial Technology and Farsight Financial Services. Mr. Koslow, age 49, has 22 years of experience working with various financial services and technology companies. Mr. Koslow holds a B.A. from Johns Hopkins University, a M.A. from the School of Advanced International Studies of Johns Hopkins University, a C.E.P. from the Institut d’Etudes Politiques de Paris and a J.D. from New York University School of Law.
     Kevin W. McAleer has served as our Executive Vice President since August 2008 and our Chief Financial Officer since February 2006. Prior to that Mr. McAleer was an independent financial consultant from February 2004 through February 2006. From February 2002 to October 2003, Mr. McAleer was Executive Vice President and Chief Financial Officer of VarTec Telecom, Inc., which filed for bankruptcy protection in November 2004. Mr. McAleer, age 59, has 28 years of experience as the Chief Financial Officer for different public and private companies, and 10 years experience at a national public accounting firm. Mr. McAleer holds a B.S. degree from LaSalle University and is a Certified Public Accountant.
     C. William Yancey has served as the President and Chief Executive Officer of our domestic securities clearing subsidiary since August, 2005 and as a member of the Board of Directors of our domestic securities clearing subsidiary since November, 2009. In 2006, Mr. Yancey served as the chairman of the Security Traders Association. Prior to joining Penson, Mr. Yancey served as the President of Automated Trading Desk Brokerage Services from April, 2003 through August, 2005. He is currently serving as a second-term trustee to the Security Industry Institute at the Wharton School and on the NASDAQ Listing Qualifications Panel. Mr. Yancey, age 54, holds a B.S. in engineering technology from Texas A&M University.
     Bryce B. Engel has served as our Executive Vice President — international operations since March, 2009. Mr. Engel has served as a member of the Board of Directors of our UK subsidiary, Penson Financial Services Ltd, since November, 2009 and as a member of the Board of Directors of our Australian securities clearing subsidiary, Penson Financial Services Australia Pty Ltd, since August, 2009. Prior to joining Penson, Mr. Engel served as Senior Vice President and Chief Brokerage Operations Officer of TD Ameritrade from January 2005 to November 2008. Mr. Engel served on the board of directors and as a member on the margin committee of the Options Clearing Corporation from February 2006 to January, 2009. Mr. Engel, age 38 holds a B.A. in business finance from the University of Nebraska.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     This Compensation Discussion and Analysis addresses the following topics:
▪	Our compensation objectives and philosophy;

▪	The components of our compensation for executive officers; and

▪	Our compensation decisions for fiscal year 2009.
     Our discussion will focus on the compensation structure in effect for our named executive officers, or “NEOs,” identified in the Summary Compensation Table that follows this discussion and analysis. Our compensation committee, or our “committee,” has overall responsibility for evaluating and approving the executive officer compensation programs.
Compensation Objectives and Philosophy
     The Company’s executive compensation programs are designed to achieve three primary objectives:
▪	Recruitment and retention of outstanding executive talent;

▪	Rewards for achieving Company short-term financial and individual goals; and

▪	Alignment of long-term interests between management and Company stockholders.
The committee seeks to achieve these objectives by:
o	Establishing a compensation structure that is competitive enough to attract, retain and motivate outstanding executive talent;

o	Linking a substantial portion of compensation to the Company’s performance and the individual’s contribution to that performance;

o	Providing bonus compensation opportunities that are aligned to targeted level amounts when pre-established Company performance targets are met; and

o	Providing long-term equity based incentives.
Executive Summary of 2009 Compensation
     The 2009 fiscal year was challenging for many companies in the financial industry, including ours. Interest rates continued to hold at historically low levels, which had a significant negative impact on the profitability of our asset-based businesses. Additionally, the decrease in trading volume in equity securities negatively impacted our non-interest revenue performance. These conditions, among others, hindered the Company’s ability to achieve its financial targets in the 2009 fiscal year. Our financial targets are discussed more fully under “Elements of Compensation — Annual Bonus.” Accordingly, the committee and management took a number of steps aligned with our pay for performance philosophy:
•	We did not increase salaries for any of our NEOs during 2009;

•	We do not expect to adjust salaries for our NEOs in 2010;

•	Bonus compensation was significantly reduced for 2009; and

•	Each named executive officer that received a year-end bonus received his bonus entirely in the form of restricted stock units.

Methodology for Setting Compensation
     Subject to the limitations in employment agreements, for each of our NEOs, our committee sets base salary, cash bonus and equity grant levels in its discretion, based on the judgment and experience of the members of the committee, as well as management recommendations. In 2008, the committee engaged a compensation consultant, Longnecker & Associates, to provide general advice on compensation programs. The purpose of the engagement was to ensure that the Company’s compensation is sufficient to retain and motivate our executive officers and is not significantly divergent from the compensation programs offered by other publicly-traded financial services companies of a similar size. In the committee’s opinion, the compensation consultant was not able to identify significant data with respect to the compensation packages of other similarly-sized, publicly-traded financial services companies. However, the committee was able to use the consultant’s general advice as one of the factors in setting compensation for 2008. The committee did not engage an outside compensation consultant with respect to its evaluation of the NEOs’ compensation packages for 2009, but has engaged a consultant with respect to its 2010 alterations to the Company’s compensation plans.
     The committee does not engage in “benchmarking” against specific other companies. The committee continues to believe that the Company, a growth company independent from a large financial institution, has few, if any, truly comparable publicly traded financial services companies to provide an accurate data set against which to compare. The committee believes that the Company’s most appropriate peers are established businesses within large financial institutions, for which publicly-disclosed compensation information is limited.
     The committee generally meets during the fourth quarter each year to review and discuss the Company’s current year performance and discuss compensation objectives for the following year. Final compensation decisions are generally made at the committee’s regular meeting during the first quarter of the year, when the final results of our prior year’s performance are reviewed. The principal factors that the committee considers when setting the compensation of NEOs are the individual’s skills and experience, the Company’s performance against pre-established financial goals, the individual’s performance and management’s recommendations.
     Our chief executive officer provided the committee with his assessment of the individual performance of our chief financial officer, our executive vice president — international operations and the president of our domestic securities clearing subsidiary and made recommendations regarding the 2009 compensation levels for each of those officers. His recommendations included adjustments to the base salary and the bonus for 2008 performance. The committee makes the final determination of the compensation for the NEOs based on our chief executive officer’s recommendations with such adjustments as it deems advisable. Our committee, without the chief executive officer present, determines the compensation of our chief executive officer and our president.
Elements of Compensation.
     For 2009, the principal components of the Company’s executive compensation program were as follows:
▪	Base salary, which is primarily used to recruit and retain executive talent;

▪	Bonuses, which are primarily designed to reward achievement of short-term financial and individual goals; and

▪	Equity compensation, which is primarily designed to ensure long-term retention of our executive talent and align their interests with the Company’s stockholders.
     We view each component of compensation as related but distinct. Although our committee reviews total compensation, we have not historically had a policy for allocating compensation between cash and non-cash compensation. We determine the appropriate level for each compensation component based in part, but not exclusively, on our retention goals, fairness relative to other employees and short-term and long-term Company objectives. However, our committee’s philosophy is to make a substantial portion of our executive officers’ compensation performance-based in order to align our officers’ interests with our stockholders’ interests.
Base Salaries
     Base salary is the only fixed compensation element in our executive compensation program and is intended to attract and retain executives as well as provide executives with a certain level of financial security and continuity from year to year.
     We generally determine salaries for our executive officers based on the responsibilities of their position, the officer’s skills and experience and the officer’s contributions to the Company’s recent performance. The base salaries for our chief executive officer and president were established in employment agreements that were amended on December 31, 2008; the salaries for our chief financial officer and the president of our domestic securities clearing subsidiary were originally established in compensation letters. For our chief executive officer, president, chief financial officer and the president of our domestic securities clearing subsidiary, 2009 base salary was established by the committee based upon its subjective evaluation of the respective skills, experiences, roles and responsibilities of each officer.
     Our executive vice president — international operations was hired in March, 2009, at a base salary of $300,000. His compensation package was recommended by our chief executive officer and approved by the committee after review of his industry experience and his projected responsibilities. In 2009, his primary objective was to lead the Company’s review and expansion of its international operations, which included the launch of our Australian securities clearing subsidiary. He also serves as a member of the board of directors of our Australian, UK and Canadian subsidiaries and assists our executive committee in its supervision of the Company’s global operations.
     Our committee reviews salaries annually and may adjust the executive officer’s salary in its discretion, subject to the provisions of any applicable employment contract. However, none of our NEOs received a base salary adjustment in 2009, due primarily to general market conditions, the effects of the current economy on our industry, the financial performance of the Company and our continued emphasis on controlling cash expenditures.
     Effective February, 2010, our chief executive officer, president and chairman, as well as certain other executive officers, have volunteered to take up to a 10% reduction in their current base salaries through at least June, 2010, while evaluating the Company’s continued financial performance.
Target Annual Bonus
     Our NEOs’ bonuses are largely dependent on meeting or exceeding pre-established Company financial goals in order to focus our executives on business operations and the Company’s short-term goals. Except for our chief executive officer and president, our committee deems it important to tie a portion of the annual bonus to their individual performance goals that focus on the current strategic initiatives for their role. This is meant to establish a direct correlation between pay and individual performance. However, even for those officers, a significant amount of their bonus potential is dependent upon Company performance goals due to the committee’s belief that senior level management has a direct impact on all of the Company’s operations. For 2009, the weighting between Company and individual performance goals for our NEOs were as follows:

Named Executive Officer	Revenue Goals	Pre-tax Profit Goals	Individual Goals
Chief Executive Officer	33%	67%	n/a
President	33%	67%	n/a
Executive Vice President and Chief Financial Officer	25%	50%	25%
President, Domestic Securities Clearing Subsidiary	25%	50%	25%
Executive Vice President — International Operations	25%	50%	25%
     Our chief executive officer and president are measured strictly against Company performance goals and not against individual goals as they are responsible for the operation of the entire Company. For 2009, Company performance was measured by consolidated revenue and pre-tax profit, which we believe are the most appropriate goals to reward because they reflect the growth of the Company and increases in efficiency. The goals for these measures were presented by the Company’s management and approved by the Board of Directors as part of the Company’s annual business plan. The committee has the discretion to adjust these goals during the course of the fiscal year; however both positive and negative goals adjustments are limited to unforeseeable events such as material transactions and accounting rule changes.
     For the 2009 bonus program, the full-year target for consolidated revenue was $311,769,000 while the pre-tax profit target was $39,780,000. The committee did not increase or decrease plan objectives for 2009. Actual full-year consolidated revenue for 2009 was approximately $289,881,000, and pre-tax profit for 2009 was approximately $25,836,000.
     The committee sets each named executive officer’s annual target bonus as a percentage of salary based upon the committee’s assessment of general compensation practices in the financial services industry and the advice of its compensation consultants and management. For 2009, the target bonus for each of our NEOs was as follows:

Bonus Target
Named Executive Officer	as % of Base Salary
Chief Executive Officer	150%
President	100%
Executive Vice President and Chief Financial Officer	125%
President, Domestic Securities Clearing Subsidiary	100%
Executive Vice President — International Operations	133%
     The committee believes that the compensation of the executive officers should be closely tied to the performance of the Company, and believes this is accomplished through generally setting the target bonus of its executive officers equal to 100% of their base salary. The committee has set bonus targets for the chief executive officer and the chief financial officer higher than 100% of their base salary due to the committee’s belief that the performance of those officers directly impacts the Company’s financial performance. The chief executive officer is primarily responsible for supervising and generating growth and acquisition opportunities and the chief financial officer is primarily responsible for supervising and lowering costs and risk exposure for the Company. Our chief executive officer volunteered to reduce his targeted bonus to 83% of his base salary in order to increase the pool of available bonus funds in 2009, which the committee considered when awarding his mid-year bonus.
     The targeted bonus for our executive vice president — international operations was set higher than 100% of his base salary due to our chief executive officer’s suggestion that his compensation be more closely tied to the performance of the Company during his first year of employment, and the committee’s agreement with that suggestion.
     One hundred percent of the target bonus payable with respect to Company financial goals was payable if the target levels of consolidated revenue and pre-tax profit was achieved. No amount was payable if we did not achieve at least 70% of the performance goal target and the maximum amount was payable if 110% of the performance goal target was achieved; the bonus was to be pro-rated to the extent the Company achieved between 70% and 110% of the performance goals.
2009 Annual Bonus
     For compensation relating to the fiscal year 2009, our executive officers generally received 80% of their cash compensation in base salary and 20% in bonus. The compensation allocation for 2009 favored base salary because we did not achieve both financial performance targets in 2009 discussed above.
     Each bonus was payable 50% in cash and 50% in the form of restricted stock units (“RSUs”). The initial number of RSUs is determined by converting the amount of the bonus payable in RSUs by the closing selling price of our stock on December 31, 2009. However, each officer was entitled to a premium over the initial number of allocated shares based on the vesting selected by the officer as follows:

Vesting Period	Premium
6 months	5%
18 months	10%
32 months	20%
42 months	30%
     In 2009, up to 25% of the target bonus was payable in cash following the end of the second quarter with the remaining balance payable following the end of the year and based on the consolidated revenue and pre-tax profit levels achieved. This initial payment was a progress payment for the overall performance of the Company and was applied against the cash portion of the bonus. In the event that our performance declined in the second half of the year such that no annual bonus would be payable, the executive was not required to repay any progress payments relating to the first half of the year. The committee had the discretion to increase or decrease the bonus paid to any executive officer, as it deems appropriate, based on individual contribution, including performance of the Company that is due to the executive officer’s contributions.
Bonus Payment for First Half of 2009
     Based on the levels of achievement of our consolidated revenue and pre-tax profit for the first half of 2009, the committee awarded a cash bonus to each of our NEOs, except our chief executive officer, up to 25% of their respective targets. Our chief executive officer volunteered to reduce his targeted bonus from $900,000 to $500,000 in order to increase the pool of available bonus funds in 2009. The committee elected to award our chief executive officer a cash bonus of $150,000, which is equal to 16% of his original target bonus or 30% of his voluntarily reduced target bonus.
     In addition to the above, our committee awarded a discretionary bonus to the president of our domestic securities clearing subsidiary of $150,000 for exceeding his individual performance goals and awarded a discretionary bonus to our executive vice president — international operations of $60,000 for exceeding his individual performance goals. Those individual goals are discussed under “Elements of Compensation — Total Payment for 2009.”
     These bonuses were paid on July 31, 2009. Because both consolidated revenue and pre-tax profit for the 2009 fiscal year overall were below the threshold levels, no additional bonuses were awarded to our NEOs on the basis of attainment of these Company goals at year-end. Accordingly, the bonus to our chief executive officer was limited to 16% of his original target and the bonus to our president was limited to 22.7% of his target.
Total Payment for 2009
     In 2009, our chief executive officer and our president were essential in negotiating, structuring and ultimately signing an asset purchase agreement with Broadridge Financial Solutions, Inc. and its wholly owned subsidiary Ridge Clearing & Outsourcing Solutions, Inc. to acquire a substantial majority of Ridge’s contracts with its securities clearing clients, which we consider to be a meaningful acquisition. Our chief executive officer and president also significantly aided in our issuance of $60 million in convertible bonds, which provided the Company with necessary working capital. Despite the individual contributions made by our chief executive officer and president to the Company’s performance, however, the committee determined to limit the bonuses to those officers to the amounts earned under the 2009 plan based strictly on Company performance and not award any discretionary bonuses based on their individual performance.
     As part of the bonus decision-making process, our committee evaluated the performance of each of our other NEOs in relation to his individual goals based on input from our chief executive officer. Our chief financial officer is responsible for the coordination of our global financial team and has 27 years of experience as the chief financial officer of a public company. His primary goals in 2009 were to monitor and suggest ways to improve the Company’s financial position and to continue to act as the Company’s primary contact with our analysts and investors. In 2009, our chief financial officer analyzed and presented to the Board financing alternatives during a time when many other companies were struggling to obtain credit, and continued to interface with our investors and analysts throughout the fiscal year. After discussions with our chief executive officer and a review of his performance, the committee determined that our chief financial officer achieved his individual goals in 2009.
     Our executive vice president — international operations was hired in March, 2009. His primary objective in 2009 was to lead the Company’s review and expansion of its international operations, which included the launch of our Australian securities clearing subsidiary. Based on discussions with our chief executive officer and a review of his performance, the committee determined that our executive vice president — international operations achieved his individual goals in 2009.
     The president of our domestic securities clearing subsidiary is responsible for supervising the operations of our largest subsidiary and assisting the executive committee in its oversight of the Company’s domestic and global operations. His primary goals in 2009 were to continue to supervise the Company’s domestic securities clearing operations, to interface with the Company’s executive committee and to assess and improve the efficiency of the Company’s operations. In 2009, among other things, the president of our domestic securities clearing subsidiary led the Company’s qualitative assessment of its correspondents, which we believe helped improve the Company’s risk profile. Based on discussions with our chief executive officer and a review of his performance, the committee determined that the president of our domestic securities clearing subsidiary achieved his individual goals in 2009.
     Based on its assessment of each officer’s individual performance, in addition to the cash bonus paid to each of the president of our domestic securities clearing subsidiary and our executive vice president — international operations discussed above, the committee awarded restricted stock units to each of our chief financial officer, executive vice president — international operations and the president of our domestic securities clearing subsidiary in February 2010 with a cash-equivalent value equal to 25% of their respective targets adjusted for premiums as described above. These bonus amounts were paid in restricted stock units and are described more fully under “Elements of Compensation — 2009 Equity Awards Granted.” The committee did not use discretion to increase or decrease these bonuses.

Equity Awards
     We believe that providing a portion of our executive officers’ compensation in the form of equity awards is important to provide them with long-term incentives to support and build stockholder value. Equity grants are also used to aid in our retention of executive talent.
     Grants of equity-based compensation for executive officers are solely at the discretion of our committee under the Company’s Amended and Restated 2000 Stock Incentive Plan and may be in the form of restricted stock units, options or other equity-based awards. Our committee currently grants only options and restricted stock units. The equity awards vest over a period of six months to four years of service. The committee believes that the grant of options or restricted stock units that vest over several years will increase retention and provide adequate incentives to our executive officers to engage in long-term beneficial activities for the Company.
     Our committee approves grants to our executive officers. Generally the committee makes equity-based awards at the time we first employ new executive officers and on an annual or biannual basis in order to aid in retention. We may grant equity-based awards at other times in connection with extraordinary transactions. The exercise price of options is set at the closing selling price of the Company’s common stock on the NASDAQ Global Stock Market on the grant date.
     Equity grants to new employees who do not report directly to the chief executive officer are generally awarded by our chief executive officer and reported to the committee at the committee’s next regular meeting. Our chief executive officer’s authority to grant options is limited based upon the title of the employee receiving the grant. Equity grants made to new employees generally vest quarterly over a four-year period, however, the vesting of those grants now generally commences on the first calendar day of the month following the award issuance.
2009 Equity Awards Granted
     For 2009, the committee tied equity grants to achievement of the performance goals under the 2009 bonus plan as discussed above. The bonus structure is described above under “Elements of Compensation — Annual Bonus.” Based on achievement of those goals the committee awarded RSUs in the amount of 10,430 shares, 17,218 shares, and 15,066 shares to each of our chief financial officer, executive vice president — international operations and the president of our domestic securities clearing subsidiary. These amounts were calculated by dividing $90,000, $156,000 and $105,000 by the closing price of our stock on December 31, 2009 ($9.06), which represented the bonus awarded to each of our chief financial officer, executive vice president — international operations and the president of our domestic securities clearing subsidiary, plus a premium based upon the vesting election made by each officer. A 5% premium was awarded to our chief financial officer due to his election of a six-month vesting period for his RSU grant, while a 30% premium was awarded to each of our executive vice president — international operations and the president of our domestic securities clearing subsidiary due to each of those officer’s election of a 42-month vesting period. The restricted stock unit grant made to our chief financial officer will vest evenly over the two quarters beginning on February 1, 2010, while the grants awarded to our executive vice president — international operations and the president of our domestic securities clearing subsidiary will vest evenly over the 14 quarters beginning on February 1, 2010. No equity awards were granted to our chief executive officer or our president in 2009.
     Upon his initial employment, in addition to the above described award, our executive vice president — international operations received RSUs covering 60,000 shares which will vest quarterly over 4 years of service commencing March 1, 2009. His grant was part of his hiring compensation package, which was recommended by our chief executive officer and approved by the committee after review of his industry experience and his projected responsibilities.
     We do not currently intend to reduce future grants due to the vesting of any options or restricted stock units that have been previously granted to any executive officer.
2010 Bonus Plan
     In February 2010, the committee established an executive bonus plan, which is designed to tie the cash bonus for each NEO to the Company’s achievement of pre-established financial goals, while tying the stock bonus to the achievement of individual goals as well as pre-established Company financial goals.
     The plan provides for the award of a target bonus to each NEO determined by the committee, of which generally up to 25% will be paid in cash and with the balance paid in the form of a restricted stock unit grant. The cash portion of the target bonus will be earned on a pro-rata basis upon the Company’s achievement of between 70% and 100% of pre-established consolidated revenue and pre-tax profit goals for the 2010 fiscal year. The number of target RSUs allocated to each NEO will be determined by dividing the

RSU portion of the NEO’s target bonus by the fair market value per share of the Company’s common stock on the last trading day of 2010.
     The number of actual RSUs granted to each NEO will be based upon the following criteria: (i) 25% will be granted without regard to the attainment of performance goals; (ii) up to 25% will be based upon the Company’s achievement of pre-established consolidated revenue and pre-tax profit goals for the 2010 fiscal year; (iii) up to 25% will be based upon the attainment of a pre-established client and/or cash or debit balance growth target applicable to the NEO’s employer entity for the 2010 fiscal year; and (iv) up to 25% will be based upon a subjective evaluation of the NEO’s attainment of pre-established individual objectives. These RSU grants will ratably vest annually over the three years following their grant date, expected to be in February 2011.
     The above is a summary of the 2010 bonus plan, which was filed with the Securities and Exchange Commission on February 22, 2010. The plan may be viewed in its entirety at the Securities and Exchange Commission’s website, through the following link: http://www.sec.gov/Archives/edgar/data/1123541/000095012310015198/d71181exv10w1.htm.
Remedying Executive Misconduct
     Effective as of January 1, 2010, our Board adopted a recoupment policy (commonly known as a “clawback” provision) that gives the committee the discretion to require that, among others, our executive officers return any performance-based payments or future incentive awards should our officers engage in conduct that is detrimental to the Company. These circumstances include (i) a required restatement of financial statements filed with the Securities and Exchange Commission in which the results of that period were the basis of payment of performance-based compensation; (ii) the materially misleading information used to determine a performance-based payment; or (iii) the officer engages in fraud or misconduct that causes or is reasonably expected to cause injury to the interest or business reputation of the Company or of a business area for which the officer has or had responsibility.
     In addition, should the Board determine that an executive officer has engaged in fraudulent or intentional misconduct, it will attempt to remedy the misconduct by taking all appropriate action, including but not limited to terminating the executive officer and initiating legal action against him or her.
Perquisites
     Our executive officers are eligible to participate in our employee benefit plans, which include medical, dental, life insurance and 401(k) plans, all of which are available to all salaried employees and do not discriminate in favor of executive officers. We do not offer any other perquisites to our NEOs in excess of $10,000.
Post-Termination and Change in Control Arrangements.
     Certain of our NEOs, under their employment agreements and compensation letters that we amended in December, 2008, are entitled to receive severance payments following an involuntary termination. Our employment contracts and compensation letters with our executive officers also provide for the payment of severance payments or vesting of certain equity-based compensation grants if an executive officer is terminated within a certain period of time following a change of control. The committee believes a severance benefit is appropriate given the time required for an executive officer to find new employment. In the event of a change in control, we feel that the payments and vesting are warranted because executive officers are generally required to expend extraordinary efforts to help integrate an acquired company with a purchaser even though the executive officers may be terminated after the transition period. We believe that these benefits provide sufficient incentive to motivate executive officers to remain with the company in such an event to transfer valuable information and provide management continuity during that transition period. We generally do not adjust our executive officers’ compensation because of the effect of potential termination payments.
     Our chief executive officer’s and president’s employment agreements provide for payment of twelve months’ salary and any accrued but unpaid bonus in the event that they are terminated without cause or terminate their employment for good reason, whether or not a “change of control” has occurred. These payments are intended to provide them financial resources while they transition to a new position or into retirement. Our employment contracts with our chief executive officer and president liberally define “cause” to include, among other things, the breach of confidentiality and non-competition obligations and any act of misconduct that has an adverse effect on our business, operations or prospects.
     Under his compensation letter, if terminated for a reason other than for cause, our chief financial officer is entitled to a severance package including six months of his base salary at the time of termination. “Cause” is defined as described above for our chief executive officer and our president.

     Options and restricted stock units may also vest on an accelerated basis in connection with a change of control or a subsequent involuntary termination of the executive’s employment. The Amended and Restated 2000 Stock Incentive Plan provides that in the event of a change in control, the outstanding options and restricted stock units, which are not assumed by the successor company or otherwise continued in effect, will automatically vest in full on an accelerated basis. If the awards are assumed by the successor company, the employment agreements of our chief executive officer and our president provide 25% of their option shares will automatically vest upon a change of control, and the remaining 75% vest in full if such officer terminated without cause or resigns for good reason within one year following a change of control. Our chief financial officer’s compensation letter provides that, should the Company undergo a change of control, and the successor company assumes the award and he is subsequently terminated without cause within one year of the change of control, then 50% of his unvested options will vest immediately.
Tax Deductibility of Pay
     U.S. Internal Revenue Code Section 162(m) limits the amount of compensation that the Company may deduct in any fiscal year with respect to its executive officers to $1,000,000 each, unless the compensation qualifies as performance-based compensation. Stock options granted under our Amended and Restated 2000 Stock Incentive Plan are considered performance based awards and are excluded from this limit and the income recognized by our NEOs in connection with the exercise of the options is fully deductible. Income recognized by an individual upon vesting of restricted stock units is generally not excluded from the limit.
     Other than our chief executive officer and our president, we do not anticipate our NEOs’ cash-based compensation plus the income recognized upon the vesting of restricted stock units to be more than $1,000,000 unless we exceed our consolidated revenue and pre-tax profit goals or the committee grants discretionary bonuses. Assuming our stock price remains relatively constant in 2010 and we meet our consolidated revenue and pre-tax profit goals, the compensation subject to Section 162(m) for our chief executive officer and president will be approximately $1,813,465 and $1,277,188, respectively.
     The committee considers the impact of this tax provision and attempts, to the extent practical, to implement compensation policies that maximize the tax benefits to the Company. However, the committee recognizes the importance of preserving the Company’s ability to design compensation programs in a manner that the committee deems appropriate and some of the compensation deemed paid to our executive officers may not be deductible.
Accounting Treatment of Pay
     Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Amended and Restated 2000 Stock Incentive Plan, in accordance with the requirements of FASB ASC Topic 718, formerly FAS 123(R). The committee does not make compensation decisions solely on the basis of the accounting treatment for the Company.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
David Johnson, Chairman
David M. Kelly
David A. Reed
Compensation committee interlocks and insider participation
Our Compensation Committee currently consists of Messrs. David Johnson, Kelly and Reed. All members of the Compensation Committee during fiscal year 2009 were independent directors, and no member was an employee or former employee. No Compensation Committee member had any relationship requiring disclosure under “Certain Relationships and Related Transactions,” beginning on page 41. During fiscal year 2009, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.

SUMMARY COMPENSATION TABLE
     The following table sets forth all compensation earned by our Principal Executive Officer, Principal Financial Officer and our three other most highly compensated executive officers for the fiscal years 2009, 2008 and 2007. We refer to these officers collectively as our “named executive officers.” Perquisites and other personal benefits paid to officers in the table below that are less than the minimum reporting thresholds and are represented in the table below by “ — .”

							Non-Equity
				Stock		Option	Incentive	All Other
Name and principal	Year	Salary ($)	Bonus	Awards		Awards	Compensation	Compensation
position (a)	(b)	(c)(1)	($)(d)	($)(e)(2)		($)(f)(3)	Plan ($)(g)(4)	($)(i)(5)	Total ($)(j)
Philip A. Pendergraft	2009	600,000	—	—		—	300,000	5,000	905,000
Chief Executive	2008	550,000	141,410 (6)	476,250	(7)	—	106,250	5,000	1,278,910
Officer	2007	500,000	—	—		—	92,397 (8)	5,000	597,397

	2009	550,000	—	—		—	250,000	—	800,000
Daniel P. Son	2008	525,000	—	285,750	(9)	—	250,000	—	1,060,750
President	2007	500,000	—	—		—	—	5,000	505,000

Kevin W. McAleer Executive Vice	2009	300,000	—	—		—	171,718	5,000	476,718
President and	2008	250,000	—	329,010	(10)	—	124,598	—	703,608
Chief Financial Officer	2007	193,731	233,950	—		—	—	—	427,681

Bryce B. Engel
Executive Vice President International Operations	2009	239,611	60,000	288,000	(11)	—	143,540	—	731,151

C. William Yancey
President & Chief Executive Officer, Penson Financial Services, Inc.	2009	425,000	150,000	—		—	192,290	5,000	772,290

(1)	Includes amounts earned but deferred at the election of the Named Executive Officers pursuant to our 401(k) employee savings and retirement plan .

(2)	The amounts in column (e) reflect the grant date fair value of stock awards granted to each named executive officer.

(3)	The amounts in column (f) reflect the grant date fair value of the outstanding stock options granted to each executive officer.

(4)	One-half of the bonus was payable in restricted stock units that were granted in February, 2010 to the extent pre-established target levels of consolidated revenue and pre-tax profit goals and individual goals were achieved.

(5)	Amounts reported reflect matching contributions made by the Company to the named executive officer’s account under our 401(k) plan.

(6)	In 2008, Mr. Pendergraft elected to receive half of his cash bonus award in the form of a restricted stock unit grant. Mr. Pendergraft was awarded 7,677 restricted stock units on July 31, 2008. The per share grant date fair value of the award on July 31, 2008 was $18.42. The award vests evenly over sixteen quarters from July 31, 2008.

(7)	Includes 62,500 restricted stock units granted to Mr. Pendergraft on December 31, 2008. The per share grant date fair value of the award on December 31, 2008 was $7.62. That award consisted of 31,250 restricted stock units that vest evenly over four quarters beginning on January 1, 2010, and a performance grant of 31,250 restricted stock units that would vest on December 31, 2009 if certain Company financial targets were achieved. As those targets were not achieved, Mr. Pendergraft did not receive that 31,250 restricted stock unit award.

(8)	Elected to forgo one-half of bonus awarded in 2007 to contribute to the pool of funds generally available for employee bonuses.

(9)	Includes 37,500 restricted stock units granted to Mr. Son on December 31, 2008. The per share grant date fair value of the award on December 31, 2008 was $7.62. That award consisted of 18,750 restricted stock units that vest evenly over four quarters beginning on January 1, 2010, and a performance grant of 18,750 restricted stock units that would vest on December 31, 2009 if certain Company financial targets were achieved. As those targets were not achieved, Mr. Son did not receive that 18,750 restricted stock unit award.

(10)	Includes 33,000 restricted stock units awarded to Mr. McAleer on October 16, 2008. The per share grant date fair value of the award on October 16, 2008 was $9.97.

(11)	Includes 60,000 restricted stock units awarded to Mr. Engel on March 1, 2009. The per share grant date fair value of the award on March 1, 2009 was $4.80.

GRANTS OF PLAN-BASED AWARDS
     The following table sets forth certain additional information regarding grants of plan-based awards to our Named Executive Officers for the year ended December 31, 2009.

												Grant
												Date
								All Other		All Other		Fair
								Stock		Option	Exercise	Value
		Estimated Future Payouts						Awards:		Awards:	or Base	of
		Under Non-Equity Incentive			Estimated Future Payouts			Number		Number of	Price of	Stock
		Plan Awards (1)			Under Equity Incentive Plan			of Shares		Securities	Option	and
	Grant		Target		Awards			of Stocks		Underlying	Awards	Option
Name	Date	Threshold	($)(d)	Maximum	Threshold	Target	Maximum	or Units		Options	($/Sh)	Awards
(a)	(b)	($) (c)(2)	(3)	($)(e)(2)	(#)(f)	(#)(g)	(#) (h)	(#)(i)		(#) (j)	(k)	($)(l)
Philip A. Pendergraft		157,500	900,000	990,000

Daniel P. Son		96,250	550,000	605,000

Kevin W. McAleer		65,625	375,000	412,500

Bryce B. Engel		55,909	319,481	351,429
	3/1/2009							60,000	(4)			288,000

C. William Yancey		74,375	425,000	467,500

(1)	Actual amounts paid pursuant to our 2009 performance-based bonus program were based on our Compensation Committee’s review of corporate performance in 2009 against pre-established consolidated revenue and pre-tax profit targets; one-half of the earned bonus was to be paid in the form of restricted stock units in 2010, subject to a vesting schedule, as discussed above under “Compensation Discussion and Analysis — Elements of Compensation — 2009 Annual Bonus.”

(2)	No amount was payable pursuant to our 2009 performance-based bonus program with respect to a performance goal if the Company did not achieve at least 70% of that performance goal (consolidated revenue goal weighted 50%, pre-tax profit goal weighted 50%); the bonus was prorated to the extent the Company achieved between 70% and 110% of the performance goal. As the Company made a mid-year bonus payment in 2009, the minimum threshold amount is equal to 17.5% of the target annual bonus.

(3)	100% of the target bonus was to be paid pursuant to our 2009 performance-based bonus program if the target levels of consolidated revenue and pre-tax profit were achieved, with each of these goals weighted 50%.

(4)	The restricted stock units vest evenly over sixteen equal quarterly installments, with the first installment vesting on June 1, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS				STOCK AWARDS
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
							Market Value	Awards:	Market
			Equity				of	Number	or Payout
			Incentive			Number	Shares	of	Value of
			Plan			of	or	Unearned	Unearned
			Awards:			Shares	Units	Shares,	Shares,
	Number of	Number of	Number of			or Units	of	Units or	Units or
	Securities	Securities	Securities			of Stock	Stock	Other	Other
	Underlying	Underlying	Underlying			That	That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	Have	Have	That	That
	Options	Options	Unearned	Exercise	Expiration	Not	Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested
Name (a)	(#) (b)	(#) (c)(1)(2)	(#) (d)	($) (e)	(f)	(#) (g)	($) (h)	($) (i)	(#) (j)

Philip A Pendergraft	87,500	12,500	—	17.00	5/15/2013	31,250 (3)	283,125

						4,797 (4)	43,461	—	—

Daniel P. Son	87,500	12,500	—	17.00	5/15/2013	18,750 (3)	169,875	—	—

Kevin W. McAleer	14,583	2,083	—	17.00	5/15/2013	1,041 (5)	9,437

						23,294 (6)	211,044	—	—

Bryce B. Engel	—	—	—	—	—	48,750 (7)	441,675	—	—

C. William Yancey	27,344	3,906	—	17.00	5/15/2013	23,295 (6)	211,053

						1,986 (8)	17,993	—	—

(1)	Each option vests on an accelerated basis as described under the heading “Post-Termination and Change in Control Arrangements.”

(2)	The reported options were granted on May 16, 2006 and vest in sixteen equal quarterly installments measured from May 16, 2006 (on each of August 16 and November 16, 2006; on February 16, May 16, August 16 and November 16 in 2007, 2008 and 2009; and on February 16 and May 16, 2010), provided the executive officer remains employed by the Company or its subsidiaries through each such date. The total number of option shares granted on such date to Mr. Pendergraft, Mr. Son, Mr. McAleer and Mr. Yancey was 100,000, 100,000, 16,666 and 31,250, respectively.

(3)	Reflects restricted stock units which entitle the recipient to one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. The listed grant vests evenly over four quarters commencing on January 1, 2010. The restricted stock unit will continue to vest so long as the executive officer remains employed by the Company or its subsidiaries. The restricted stock award will vest on an accelerated basis as described under the section “Post-Termination and Change in Control Arrangements.”

(4)	Reflects restricted stock units which entitle the recipient to one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. The restricted stock units become vested in sixteen equally quarterly installments measured from July 30, 2008, so long as the executive officer remains employed by the Company or its subsidiaries through each such date. The restricted stock award will vest on an accelerated basis as described under the section “Post-Termination and Change in Control Arrangements.”

(5)	Reflects restricted stock units which entitle the recipient to one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. The restricted stock units became vested on January 1, 2010.

(6)	Reflects restricted stock units which entitle the recipient to one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. The restricted stock units vests over seventeen equal quarterly installments, with the first installment vesting on December 31, 2008.

(7)	Reflects restricted stock units which entitle the recipient to one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. The restricted stock units become vested in sixteen equally quarterly installments measured from March 1, 2009, so long as the executive officer remains employed by the Company or its subsidiaries through each such date.

(8)	Reflects restricted stock units which entitle the recipient to one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. The restricted stock units become vested in sixteen equally quarterly installments measured from October 31, 2008, so long as the executive officer remains employed by the Company or its subsidiaries through each such date.

OPTION EXERCISES AND STOCK VESTED
     The following table sets forth for each of the named executive officers the number of shares of the Company’s common stock acquired and the value realized on each exercise of stock options and vesting of restricted stock units during the year ended December 31, 2009.

	OPTION AWARDS		STOCK AWARDS
			Number of
	Number of		Shares	Value
	Shares	Value	Acquired	Realized
	Acquired	Realized on	on	on
	on Exercise	Exercise ($)	Vesting	Vesting
Name (a)	(#) (b)	(c)(1)	(#) (d)	($) (e)(2)
Philip A. Pendergraft	—	—	1,920	18,053
Daniel P. Son	—	—	—	—
Kevin W. McAleer	—	—	11,932	100,832
Bryce B. Engel	—	—	11,250	109,950
C. William Yancey	—	—	13,989	124,587

(1)	Value realized is determined by multiplying (i) the amount by which the market price of our common stock on the date of exercise exceeded the exercise price by (ii) the number of shares for which the options were exercised.

(2)	Value realized is determined by multiplying (i) the market price of our common stock on the applicable vesting date by (ii) the number of shares as to which each award vested on such date.
PENSION BENEFITS
     The Company does not have a pension plan in which the named executive officers can participate to receive payments or other benefits at, following, or in connection with retirement.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
     The Company does not maintain any non-qualified deferred compensation plans.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
     An overview of the material terms of the termination and change-in-control triggers that would entitle our named executive officers to certain benefits is provided in the “Post-Termination and Change in Control Arrangements” section of the Compensation Discussion and Analysis on page 16 of this Proxy Statement.
     The charts below indicate the potential payments each of our executive officers would receive under their employment agreements based upon the following assumptions:
     (i) the executive’s employment terminated on December 31, 2009 under circumstances entitling the executive to severance benefits,
     (ii) as to any benefits tied to the executive’s rate of base salary, the rate of base salary is assumed to be the executive’s rate of base salary as of December 31, 2009, and
     (iii) as to any benefits tied to the occurrence of a change in control of the Company, the change in control is assumed to have occurred on December 31, 2009 and the change in control consideration paid per share of outstanding common stock is assumed to be equal to the closing selling price of our common stock on December 31, 2009, which was $9.06 per share.
BENEFITS RECEIVED UPON TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL:

			Continued Health	Value of Accelerated
			Coverage	Vesting of Options
Executive Officer	Cash Severance ($)(1)		($)(5)	($)(6)
Philip A. Pendergraft (2)	$600,000	(3)	$14,691	$0
Daniel P. Son (2)	$550,000	(3)	$10,641	$0
Kevin W. McAleer	$150,000	(4)	—	$0
Bryce B. Engel	—		—	—
C. William Yancey	—		—	—

(1)	Severance payments will continue to be made in accordance with the Company’s regular payroll practices in effect at the time of the termination throughout the term of the severance.

(2)	Receipt of benefits is conditioned upon the executive’s execution of a release of all claims against the Company. During the twelve month severance period the executive is subject to a non-competition agreement and an agreement not to solicit the Company’s service providers or customers. If the executive violates such agreement, the executive shall be entitled to receive or retain only 50% of the total amount of severance benefits.

(3)	Represents twelve months of salary continuation payments.

(4)	Represents six months of salary continuation payments.

(5)	Represents the Company’s cost to continue health care coverage for the executive and the executive’s eligible dependents for a twelve month period.

(6)	Represents the intrinsic value of each stock option which vests on an accelerated basis in connection with the termination of employment following a change in control and is calculated by multiplying (i) the aggregate number of equity awards which vest on such an accelerated basis by (ii) the amount by which the $9.06 closing selling price of our common stock on December 31, 2009 exceeds any exercise price payable per vested share. Since the strike price of $17.00 for each option subject to accelerated vesting exceeds the closing selling price of our common stock on December 31, 2009, the value of the options subject to accelerated vesting is $0. 100% of each of Mr. Pendergraft and Mr. Son’s options will vest on an accelerated basis if he is terminated without cause or resigns for good reason within one year following a change in control of the Company. 50% of Mr. McAleer’s unvested options will vest on an accelerated basis if he is terminated without cause within one year following a change in control of the Company.
BENEFITS RECEIVED UPON TERMINATION NOT IN CONNECTION WITH A CHANGE IN CONTROL:

			Continued Health	Value of Accelerated
			Coverage	Vesting of Options
Executive Officer	Cash Severance ($)(1)		($)(5)	($)(6)
Philip A. Pendergraft (2)	$600,000	(3)	$14,691	$0
Daniel P. Son (2)	$550,000	(3)	$10,641	$0
Kevin W. McAleer	$150,000	(4)	—	—
Bryce B. Engel	—		—	—
C. William Yancey	—		—	—

(1)	Severance payments will continue to be made in accordance with the Company’s regular payroll practices in effect at the time of the termination throughout the term of the severance.

(2)	Receipt of benefits is conditioned upon the executive’s execution of a release of all claims against the Company. During the twelve month severance period the executive is subject to a non-competition agreement and an agreement not to solicit the Company’s service providers or customers. If the executive violates such agreement, the executive shall be entitled to receive or retain only 50% of the total amount of severance benefits.

(3)	Represents twelve months of salary continuation payments.

(4)	Represents six months of salary continuation payments.

(5)	Represents the Company’s cost to continue health care coverage for the executive and the executive’s eligible dependents for a twelve month period.

(6)	100% of Mr. Pendergraft and Mr. Son’s options will vest on an accelerated basis if he dies or becomes disabled, but otherwise, a termination not in connection with a change in control will not cause the acceleration of the options held by Mr. Pendergraft or Mr. Son. The reported value represents the intrinsic value of each stock option which vests on an accelerated basis in connection with the termination of employment following a change in control and is calculated by multiplying (i) the aggregate number of equity awards which vest on such an accelerated basis by (ii) the amount by which the $9.06 closing selling price of our common stock on December 31, 2009 exceeds any exercise price payable per vested share. Since the strike price of $17.00 for each option subject to accelerated vesting exceeds the closing selling price of our common stock on December 31, 2009, the value of the options subject to accelerated vesting is $0.
ADDITIONAL BENEFITS RECEIVED UPON A CHANGE IN CONTROL:

Value of Accelerated Vesting of
Options
Executive Officer	($)(1)
Philip A. Pendergraft	$0
Daniel P. Son	$0

(1)	Represents the intrinsic value of each stock option which vests on an accelerated basis in connection with the termination of employment following a change in control and is calculated by multiplying (i) the aggregate number of equity awards which vest on such an accelerated basis by (ii) the amount by which the $9.06 closing selling price of our common stock on December 31, 2009 exceeds any exercise price payable per vested share. Since the strike price of $17.00 for each option subject to accelerated vesting exceeds the closing selling price of our common stock on December 31, 2009, the value of the options subject to accelerated vesting is $0. Pursuant to the executive officer’s employment agreement, 25% of the executive officers outstanding options will vest on an accelerated basis upon a change in control of the Company.
BENEFITS RECEIVED UPON A CHANGE IN CONTROL WHERE SUCCESSOR COMPANY DOES NOT ASSUME OUTSTANDING UNVESTED EQUITY GRANTS:

	Value of Accelerated Vesting of
	Options	Value of Accelerated Vesting of
Executive Officer	($)(1)(2)	Restricted Stock Units($)(1)(3)
Philip A. Pendergraft	$0	$326,586
Daniel P. Son	$0	$169,875
Kevin W. McAleer	$0	$220,481
Bryce B. Engel	$0	$441,675
C. William Yancey	$0	$229,046

(1)	The Company’s Amended and Restated 2000 Stock Incentive Plan provides that in the event of a change in control, each outstanding option and restricted stock unit, which is not assumed by the successor company or otherwise continued in effect, will automatically vest in full on an accelerated basis.

(2)	Represents the intrinsic value of each stock option which vests on an accelerated basis in connection with a change in control where the successor company does not assume the unvested option and is calculated by multiplying (i) the aggregate number of equity awards which vest on such an accelerated basis by (ii) the amount by which the $9.06 closing selling price of our common stock on December 31, 2009 exceeds any exercise price payable per vested share. Since the strike price of $17.00 for each option subject to accelerated vesting exceeds the closing selling price of our common stock on December 31, 2009, the value of the options subject to accelerated vesting is $0.

(3)	Represents the intrinsic value of each restricted stock unit which vests on an accelerated basis in connection with a change in control where the successor company does not assume the unvested restricted stock units and is calculated by multiplying (i) the aggregate number of equity awards which vest on such an accelerated basis by (ii) the closing selling price of our common stock on December 31, 2009, which was $9.06

BENEFIT PLANS
Amended and Restated 2000 Stock Incentive Plan
     The Amended and Restated 2000 Stock Incentive Plan was initially adopted by our Board on August 30, 2000, and was approved by the stockholders effective as of September 1, 2000; our 2000 plan was subsequently amended on July 26, 2005 and approved by the stockholders on September 28, 2005; and then amended and restated on February 19, 2009 and approved by the stockholders on May 21, 2009. The plan, as amended and restated, was filed with the SEC as an appendix to the Company’s Proxy Statement on April 8, 2009.
2005 Employee Stock Purchase Plan
     Our Employee Stock Purchase Plan was adopted by the Board on July 26, 2005 and approved by the stockholders on September 28, 2005. The plan is comprised of a series of offering periods. All employees regularly expected to work more than 20 hours per week for more than 5 calendar months per year may join an offering period on the start date of that period. Shares are purchased periodically on specified purchase dates during each offering period. The purchase price will not be less than 85% of the market value per share on the start date of the offering period in which the participant is enrolled or, if lower, 85% of the fair market value per share on the purchase date. Of our named executive officers, only our executive vice president — international operations participated in the Employee Stock Purchase Plan in 2009, purchasing 416 shares of the Company’s common stock.

DIRECTOR COMPENSATION
     Employee Directors do not receive cash compensation for their service on our Board of Directors. Non-employee Directors receive cash compensation and equity awards as described below.
Cash Compensation
     The cash compensation paid to our non-employee directors consists of two basic components: a monthly fee, for continuing service, and a per meeting fee for all board and committee meetings attended. Each non-employee director is also reimbursed for reasonable expenses incurred in connection with serving as a director.
     Monthly Fees: Each non-employee director receives a monthly fee of approximately $4,167 per month, which includes a standard monthly fee of $3,000 and a pro rata portion of a $14,000 annual retainer. Non-employee directors that serve on committees of the Board or as our lead independent director receive additional monthly compensation beyond the standard monthly fee, as set forth below:
     Audit Committee: The chairman of the audit committee receives an additional $2,000 per month, while each other member of the audit committee receives an additional $1,000 per month.
     Compensation Committee: The chairman of the compensation committee receives an additional $917 per month, while each other member of the compensation committee receives an additional $500 per month.
     Nominating and Corporate Governance Committee: The chairman of the nominating and corporate governance committee receives an additional $917 per month, while each other member of the nominating and corporate governance receives an additional $500 per month.
     Lead Independent Director: Our Lead Independent Director receives an additional $4,167 per month, which includes a standard monthly fee of $3,000 and a pro rata portion of a $14,000 annual retainer.
     Meeting Fees*: Each non-employee director receives a fee of $1,000 for each board meeting attended. Non-employee directors that attend committee meetings receive additional compensation as set forth below:
     Audit Committee: The chairman of the audit committee receives $3,000 for every audit committee meeting attended, while each other member of the audit committee receives $1,000 for every audit committee meeting attended.
     Compensation Committee: The chairman of the compensation committee receives $2,000 for every compensation committee meeting attended, while each other member of the compensation committee receives $1,000 for every compensation committee meeting attended.
     Nominating and Corporate Governance Committee: The chairman of the nominating and corporate governance committee receives $2,000 for every nominating and corporate governance committee meeting attended, while each other member of the nominating and corporate governance committee receives $1,000 for every nominating and corporate governance committee meeting attended.

*    Directors who attend telephonic board and committee meetings receive one-half of the regular meeting payment.
     Effective February 1, 2010, our Board of Directors elected to reduce their monthly and meeting fees by 10%, while evaluating the Company’s continued financial performance. The reduced monthly and meeting fees will remain in place through June 30, 2010.
Equity Awards
     In order to align the interests of our Directors with those of our stockholders, we award restricted stock unit grants to our non-employee Directors under the Director Automatic Grant Program of the Amended and Restated 2000 Stock Incentive Plan. Under that program, any new non-employee member of the Board of Directors will be granted, on the date of such election or appointment, restricted stock units covering the number of shares of our common stock (rounded up to the next whole share) determined by dividing the dollar sum of $100,000 by the fair market value per share of our common stock on such date, provided that individual has not previously been in our employ or the employ of any subsidiary or parent. The initial award will vest in a series of twelve (12) equal successive quarterly installments over the three (3)-year period of Board service, with the first vesting to occur at the end of the calendar quarter during which the grant occurs. In addition, on the date of each annual stockholders meeting, each non-employee member of the Board of Directors who is to continue to serve as a non-employee Board member after that annual meeting will automatically be granted restricted stock units covering the number of shares of our common stock (rounded up to the next whole share) determined by dividing the dollar sum of $70,000 by the fair market value per share of our common stock on such date. The annual award will vest in a series of eight (8) equal successive quarterly installments over a two (2)-year period, with the first vesting to occur at the end of the calendar quarter during which the grant occurs. For example, our non-employee directors that continue in service will receive restricted stock unit grants on May 27, 2010, the date of our annual meeting, and the first vesting date for those restricted stock units will be June 30, 2010.
     As of December 31, 2009, Dr. Dyer held a fully-vested option to purchase 25,100 shares of our common stock at an exercise price of $3.89 per share, which option was granted to Dr. Dyer on January 22, 2002. Other than Dr. Dyer’s option, the option to purchase 25,000 shares of common stock that we granted to each of our directors at our initial public offering at an exercise price of $17.00 per share and the option to purchase 5,000 shares of common stock at an exercise price per share of $27.47 that we granted to each of our directors at our 2007 annual meeting of stockholders, no other non-employee Director options remain outstanding.
     The following table sets forth the compensation earned by and awarded to each non-employee Director during 2009 who served on the Board during 2009.

	Fees Earned or Paid in	Stock Awards		All Other Compensation
Name (a)	Cash ($)(b)	($)(c)(1)	Option Awards ($)(d)	($)(g)	Total ($)(h)
James S. Dyer	83,500	70,000	0	0	153,500
David Johnson	88,000	70,000	0	0	158,000
Thomas R. Johnson	70,000	70,000	0	0	140,000
David M. Kelly	139,500	70,000	0	0	209,500
David A. Reed	116,500	70,000	0	0	186,500

(1)	The amounts in column (c) reflect the grant date fair value of each equity award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of March 22, 2010 (except where otherwise noted), certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of common stock, (ii) each of the Company’s Directors, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all current Directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. As of March 22, 2010, the Directors and executive officers of the Company held a total of 5,214,467 shares of common stock entitled to vote, representing 20.4% of the then outstanding shares of common stock.

	Shares Beneficially Owned
	as of March 22, 2010 (1)
	Number of	Percentage
Beneficial Owner	Shares	of Class
Executive Officers and Directors (2):
Roger J. Engemoen, Jr.(3)	2,485,980	9.7%
Philip A. Pendergraft(4)	901,222	3.5%
Daniel P. Son(5)	870,660	3.4%
C. William Yancey(6)	75,630	*
Kevin W. McAleer (7)	42,582	*
James S. Dyer(8)	92,321	*
David Johnson(9)	39,805	*
Thomas R. Johnson(10)	550,486	2.2%
David M. Kelly(11)	94,330	*
David A. Reed (12)	44,805	*
Bryce B. Engel (13)	16,646	*
All of our executive officers and Directors as a group (14 persons)	5,214,467	20.4%
Other 5% Stockholders:
J. Kelly Gray(14)	1,539,242	6.0%
T. Rowe Price Associates, Inc. (15)	2,319,496	9.1%
Legg Mason Capital Management, Inc. (16)	1,699,900	6.6%
Total	10,773,105	42.1%

*	Less than 1% of the outstanding shares of common stock.

(1)	The number of shares of common stock deemed outstanding as of March 22, 2010 was 25,599,971. The number of beneficially owned shares includes shares issuable pursuant to stock options that may be exercised within sixty days after March 22, 2010 and restricted stock units that will vest within sixty days after March 22, 2010.

(2)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the officers and Directors named in the table have sole voting and investment power with respect to all shares of common stock. Unless otherwise indicated, the business address of each beneficial owner listed is 1700 Pacific Avenue, Suite 1400, Dallas, Texas 75201.

(3)	Consists of 2,432,855 shares of common stock held by the Engemoen Family Partnership Ltd. Mr. Engemoen has sole voting power and sole dispositive power over the shares of common stock held by the Engemoen Family Partnership Ltd. Includes 50,000 shares issuable upon exercise of stock options exercisable at or that vest within 60 days of March 22, 2010. Also includes 3,125 shares issuable pursuant to restricted stock units that vest within 60 days of March 22, 2010.

(4)	Includes 739,185 shares held by PTP Partners LP. Philip A. Pendergraft is the President and sole shareholder of PTP Management LLC, the General Partner of PTP Partners LP. Mr. Pendergraft has sole voting power and sole dispositive power over the shares of common stock held by PTP Partners LP. Includes 1,325 shares held by PFSI FBO Philip A. Pendergraft IRA and 2,225 shares held by PFSI FBO Therese L. Pendergraft IRA. Includes 8,293 shares issuable pursuant to restricted stock units that vest within 60 days of March 22, 2010. In addition, the number includes 100,000 shares issuable upon exercise of stock options exercisable at or that vest within 60 days of March 22, 2010.

(5)	Includes 169,635 shares held by DCG&T FBO Daniel P. Son IRA. Mr. Son has sole voting power and sole dispositive power over the shares of common stock held by DCG&T FBO Daniel P. Son. Also includes 596,327 shares held by DPAHS Holdings, Ltd. Mr. Son has shared voting and sole dispositive power over the shares of common stock held by DPAHS Holdings, Ltd. In addition, the number includes 100,000 shares issuable upon exercise of stock options exercisable at or that vest within 60 days of March 22, 2010. Also includes 4,688 shares issuable pursuant to restricted stock units that vest within 60 days of March 22, 2010.

(6)	Includes 31,250 shares issuable upon exercise of stock options exercisable at or that vest within 60 days of March 22, 2010. Includes 3,198 shares issuable pursuant to restricted stock units that vest within 60 days of March 22, 2010. Also includes 4,500 shares held by Charles Schwab FBO Charles William Yancey PCRA.

(7)	Includes 16,666 shares issuable upon exercise of stock options currently exercisable or that vest within 60 days of March 22, 2010. Also includes 7,155 shares issuable pursuant to restricted stock units that vest within 60 days of March 22, 2010.

(8)	Includes 55,100 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2010. Includes 1,612 shares issuable pursuant to restricted stock units that vest within 60 days of March 22, 2010. Also includes 27,416 shares held by Austin Trust Company FBO James S. Dyer SEP/IRA.

(9)	Includes 23,750 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2010. Also includes 1,612 shares issuable pursuant to restricted stock units that vest within 60 days of March 22, 2010.

(10)	Includes 500,922 shares held by Call Now, Inc. Thomas R. Johnson is the President, Chief Executive Officer and a member of the board of directors of Call Now, Inc. As such, Mr. Johnson has shared voting power and shared dispositive power over the shares of common stock held by Call Now, Inc. Mr. Johnson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest arising therein. Includes 30,000 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2010. Also includes 1,612 shares issuable pursuant to restricted stock units that vest within 60 days of March 22, 2010.

(11)	Includes 30,000 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2010. Also includes 1,612 shares issuable pursuant to restricted stock units that vest within 60 days of March 22, 2010.

(12)	Includes 5,000 shares held by Causeway Capital Partners, LP, a family investment fund. Mr. Reed serves as the President of Capital Management LLC, general partner for Causeway Capital Partners, LP. Includes 30,000 shares issuable upon exercise of stock options exercisable within 60 days of March 22, 2010. Also includes 1,612 shares issuable pursuant to restricted stock units that vest within 60 days of March 22, 2010.

(13)	Includes 1,230 shares issuable pursuant to restricted stock units that vest within 60 days of March 22, 2010.

(14)	Includes 690,471 shares held by Mr. Gray as trustee of the Gray Family 1999 Investment Trust. Mr. Gray has sole voting power and sole dispositive power over the shares of common stock held by the Gray Family 1999 Investment Trust. Also includes 848,772 shares held by KG Management Ltd. Mr. Gray has sole voting power and sole dispositive power over the shares of common stock held by KG Management Ltd.

(15)	Based on a Schedule 13G/A filed on February 11, 2010, T. Rowe Price Associates, Inc. beneficially owned an aggregate of 2,319,496 shares, of which it has sole voting power over 249,535 shares and sole dispositive power over 2,319,496 shares. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(16)	Based on a Schedule 13G filed on February 16, 2010, Legg Mason Capital Management, Inc. beneficially owned an aggregate of 1,699,900 shares, of which it has no sole voting power and no sole dispositive power. The business address of Legg Mason Capital Management, Inc. is 100 International Drive, Baltimore, MD 21202.

REPORT OF THE AUDIT COMMITTEE
     In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal year 2009, the Audit Committee met one time in full session and five times via teleconference to review interim financial information contained in each quarterly earnings announcement and Form 10-Q with management and independent auditors prior to public release.
     In discharging its oversight responsibility regarding the audit process, the Audit Committee received from the independent registered public accounting firm, BDO Seidman, LLP (BDO Seidman) the written disclosures and letter required by Rule 3526 of the Public Company Accounting Oversight Board (PCAOB), and had discussions with BDO Seidman regarding their independence, including the scope and impact of non-audit services provided by BDO Seidman. The Audit Committee also discussed with management, the internal auditors, and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit functions organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.
     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditor’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations during quarterly meetings.
     The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control—Integrated Framework.” The Audit Committee also has reviewed and discussed with BDO Seidman its review and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 5, 2010.
     The Audit Committee discussed and reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2009, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.
     Based on the above-mentioned review and discussions with management, the internal auditors and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of BDO Seidman, LLP as the independent auditors for the Company.
AUDIT COMMITTEE
David A. Reed, Chairman
James S. Dyer
David M. Kelly

PROPOSAL TWO: AUTHORIZE THE COMPANY’S DIRECTORS TO ISSUE SHARES OF COMPANY COMMON STOCK IN FULL SATISFACTION OF THE COMPANY’S PAYMENT OBLIGATIONS UPON CONVERSION OF ITS CURRENTLY OUTSTANDING CONVERTIBLE NOTES.
Proposed Stock Issuance Approval
     In June, 2009, the Company issued $60 million in face value of convertible bonds. The bonds may be converted at the election of the bondholders in the event of certain circumstances such as (i) the bonds trading below a certain price for five consecutive trading days; (ii) the Company making certain distributions to its stockholders; (iii) the Company experiencing a change of control; (iv) the Company’s common stock trading above a certain price for twenty out of thirty consecutive trading days; or (v) or at any time after March 1, 2014. If the bondholders, or any number of them, elect to convert their bonds, we have the option of paying cash, shares of our common stock, or a combination of both in satisfaction of our payment obligations. Our decision to issue shares of our common stock is limited in certain cases unless we receive stockholder approval for the issuance.
     At the Annual Meeting, stockholders are being asked to grant the Company’s Board of Directors the authority to issue shares of Company common stock in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding convertible notes. We believe it is in the best interests of our stockholders to grant the Board of Directors this authority so that the Board has the capacity to make a determination as to how to make the best use of the Company’s then available capital at the time the bonds are converted. As a NASDAQ-listed company, we are subject to NASDAQ Rule 5635, which requires stockholder approval of an issuance of shares in the amount of 20% or more of the number of Company’s shares outstanding at the time of issuance. If our bondholders elect to convert their bonds and we elect to issue shares in full satisfaction of our payment obligations, we would be required to issue no more than 6,116,520 shares, which as of March 29, 2010, represents approximately 23.9% of our outstanding shares. From May 16, 2006, the date our stock was first publicly traded, through March 29, 2010, the fewest number of Company shares outstanding was approximately 23,960,000 on May 22, 2006 and the highest number of Company shares outstanding was approximately 26,783,000 on August 6, 2007. The table below illustrates what percentage of the total number of shares outstanding the potential issuance represents as of the dates set forth above:

	Shares Outstanding	Proposed Share Issuance as a %
Date	(in thousands)	of Shares Outstanding
May 22, 2006	23,960	25.5%
March 29, 2010	25,600	23.9%
August 6, 2007	26,783	22.8%
     Although the Company is currently restricted from buying back its own shares under provisions of its senior credit facility, among other restrictions, the Company has instituted stock buyback programs in the past, and may do so again in the future. In the event of a stock buyback, the total number of outstanding shares could be reduced substantially, to the point where 6,116,520 shares could represent a much larger percentage of the total outstanding shares than the percentages listed above. If you grant the Company’s Board of Directors the authority to issue shares in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding notes, the Company’s Board of Directors will be able to issue up to 6,116,520 shares at any time without further approval by the Company’s stockholders.
     Should stockholder approval not be obtained, the Company will not be able to issue 20% or more of its outstanding stock in satisfaction of its payment obligations upon conversion of its outstanding convertible notes unless the Company receives stockholder approval at a later date. The stockholders’ vote will have no effect on any other terms of the Indenture or the outstanding convertible bonds in any way.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE GRANT OF AUTHORITY TO THE COMPANY’S BOARD OF DIRECTORS TO ISSUE SHARES OF COMPANY COMMON STOCK IN FULL SATISFACTION OF THE COMPANY’S PAYMENT OBLIGATIONS UPON CONVERSION OF ITS CURRENTLY OUTSTANDING CONVERTIBLE NOTES.

PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
     The Audit Committee of the Board of Directors has selected BDO Seidman, LLP (BDO Seidman) to audit our consolidated financial statements and internal controls over financial reporting for the fiscal year ending December 31, 2010.
     Representatives of BDO Seidman will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.
     We are asking our stockholders to ratify the selection of BDO Seidman as our independent registered public accounting firm. Ratification is not required by our By-laws or by law or regulation. The Board is submitting the selection of BDO Seidman to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee may in its discretion select a different registered public accounting firm at any time during the year if it determines that a change would be in the best interests of the Company and our stockholders.
Audit and Related Fees
     In 2009, the Audit Committee authorized policies and procedures with regard to the pre-approval of audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has granted the Chairman the ability to approve non-audit fees up to $25,000 without the approval of the full Committee. The Audit Committee will periodically review and pre-approve the services that may be provided by the independent auditor without impairing the independence of the auditor in accordance with SEC regulations and the Committee’s charter.
     The following is a summary of fees and services approved by the Company and performed by BDO Seidman for the fiscal years ended December 31, 2009 and 2008.

	Year ended December 31,
	2009	2008
Audit Fees (1)	$880,558	$1,116,734
Audit Related Fees (2)	208,959	200,935

Total audit and related fees	1,089,517	1,317,669

Tax Fees (3)	112,522	13,350
All other fees (4)	3,000	5,000

Total	$1,205,039	$1,336,019

(1)	Audit Fees. The aggregate fees billed to us in each of fiscal 2009 and fiscal 2008 for professional services rendered by BDO Seidman for (i) the audit of our annual financial statements included in our annual report on Form 10-K; (ii) the review of our interim financial statements included in the quarterly reports; (iii) services relating to comfort letters; and (iv) consents and assistance in connection with other filings made with the SEC.

(2)	Audit-Related Fees. The aggregate fees billed to us in each of fiscal 2009 and fiscal 2008 for professional services rendered by BDO Seidman for audit-related fees including internal control testing and audits of employee benefit plans.

(3)	Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance and international tax planning.

(4)	All other Fees. All other fees consist of fees for products and services other than the services reported.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     Our Board of Directors has adopted a written policy to evaluate material transactions or agreements that the Company proposes to enter into with any of our directors or executive officers or any of their affiliated entities, or pursuant to which any officer or director otherwise is an interested party. The following are transactions in which the Company was or is a party, in which the amount involved exceeded $120,000, and in which a director, director nominee, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
     Our chairman, Mr. Engemoen, is a significant stockholder (directly or indirectly) in, and serves as the Chairman of the Board for, SAMCO Holdings, Inc. (“SAMCO”), which owns all of the outstanding stock or equity interests, as applicable, of each of SAMCO Financial Services, Inc. (“SAMCO Financial”), SAMCO Capital Markets, Inc. (“SAMCO Capital Markets”), and SAMCO-BD, LLC (“SAMCO-BD”). SAMCO and its affiliated entities are referred to as the “SAMCO Entities.” Through its subsidiaries, the Company currently provides technology support and other similar services to SAMCO and provides clearing services, including margin lending, to the customers of SAMCO Capital Markets. PFSI had provided clearing and margin lending services to customers of SAMCO Financial prior to SAMCO Financial’s termination of its broker-dealer status on December 31, 2006.
     On July 18, 2006, three claimants filed separate arbitration claims with the NASD (which is now known as FINRA) against PFSI related to the sale of certain collateralized mortgage obligations by SAMCO Financial to its customers. In the ensuing months, additional arbitration claims were filed against PFSI and certain of our directors and officers based upon substantially similar underlying facts. These claims generally allege, among other things, that SAMCO Financial, in its capacity as broker, and PFSI, in its capacity as the clearing broker, failed to adequately supervise certain registered representatives of SAMCO Financial, and otherwise acted improperly in connection with the sale of these securities during the time period from approximately June 2004 to May 2006. Claimants have generally requested compensation for losses incurred through the depreciation in market value or liquidation of the collateralized mortgage obligations, interest on any losses suffered, punitive damages, court costs and attorneys’ fees. In addition to the arbitration claims, on March 21, 2008, Ward Insurance Company, Inc., et al, filed a claim against PFSI and Roger J. Engemoen, Jr., the Company’s Chairman of the Board, in the Superior Court of California, County of San Diego, Central District, based upon substantially similar facts. This case was filed after a FINRA arbitration panel had previously ruled against the claimant on substantially similar facts, but in that action, PFSI and Mr. Engemoen were not parties. Among other defenses asserted, the Company is seeking to have the court enforce the earlier arbitration panel determination.
     On November 5, 2008, the Company entered into a settlement agreement with certain of the SAMCO Entities pursuant to which the Company received a limited personal guaranty from Mr. Engemoen of certain of the indemnification obligations of various SAMCO Entities with respect to claims related to the underlying facts described above, and, in exchange, the Company agreed to limit the aggregate indemnification obligations of the SAMCO Entities with respect to certain matters described above to $2,965,243. Unpaid indemnification obligations of $800,000 were satisfied prior to February 15, 2009. Of the $800,000 obligation, $86,000 was satisfied through a setoff against an obligation owed to the SAMCO Entities by PFSI, with the balance paid in cash. Of the remaining $2,165,243 indemnity obligation $600,000 was paid to the Company prior to June 15, 2009 and the remainder was paid in December, 2009. Effective as of December 31, 2009, the Company and the SAMCO entities entered into an amendment to the settlement agreement, whereby SAMCO agreed to pay an additional $133,000 on the last business day of each of the first six calendar months of 2010 (a total of $800,000). In each of January and February, 2010, SAMCO paid $133,000 to the Company pursuant to the terms of the amendment to the settlement agreement. The SAMCO Entities remain responsible for the payment of their own defense costs and any claims from any third parties not expressly released under the settlement agreement, irrespective of amounts paid to indemnify the Company. The settlement agreement only relates to the matters described above and does not alter the indemnification obligations of the SAMCO Entities with respect to unrelated matters.
     We provide technology support and similar services to SAMCO pursuant to the terms of a Transition Services Agreement entered into between the Company and SAMCO on May 16, 2006. That agreement was entered into at arm’s length and we believe it to be on market terms. Clearing services are provided to SAMCO Capital Markets pursuant to the terms of a clearing agreement entered into between the Company and SAMCO Capital Markets on May 19, 2005, as amended effective December 31, 2009. That agreement, as amended, was also entered into at arm’s length and is similar to clearing agreements the Company enters into from time to time with other similarly situated correspondents. We believe the terms to be no more favorable to SAMCO Capital Markets than what the Company would offer similarly situated correspondents. In 2009, we generated approximately $105,000 in revenue from our provision of technology support and similar services to SAMCO and approximately $687,000 in revenue from our clearing relationship with SAMCO Capital Markets.
     We sublet space to SAMCO Capital Markets at our principal offices at 1700 Pacific Avenue in Dallas, Texas and at One Penn Plaza, in New York, NY. For each sublease, SAMCO Capital Markets is required to pay the percentage of the rental expense we incur equal to the percentage of space SAMCO Capital Markets occupies. We believe each sublease to be on market terms. In 2009, for occupying the 20th floor of our Dallas office, SAMCO Capital Markets made payments totaling $120,000 in rental expense to the landlord of that property. For occupying half of Suite 5120 in our New York office, SAMCO Capital Markets made payments totaling $450,000 to the landlord of that property.
     Mr. Thomas R. Johnson, a member of the Company’s Board of Directors, is also a member of the board of directors and the President, CEO and a stockholder of Call Now, Inc. (“Call Now”), a publicly traded company. Over the past several years, the Company has, through PFSI, its U.S. securities clearing broker-dealer subsidiary, extended margin credit to Call Now, among other of the Company’s related parties. Such credit has been extended in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and had not involved more than normal risk of collectability or presented other unfavorable features.
     The Company’s management recently determined that certain municipal bonds underlying Call Now’s margin position had suffered reduced liquidity, and began working with Call Now to restructure the margin loan. As part of the restructuring, on February 25, 2010, Call Now converted $13,922,000 of its outstanding margin loan into a Promissory Note in favor of the Company accumulating interest at a rate of 10% per year. The Company’s management currently believes that all amounts due under the Promissory Note will be collected pursuant to the terms of the Promissory Note. As of March 29, 2010, the total balance due under the loan, including accrued interest, was approximately $14,049,618, which is the largest balance that Call Now has owed under the Promissory Note. The unpaid principal balance of the Promissory Note, together with all accrued and unpaid interest, is due no later than February 25, 2012. Should Call Now default on its obligations under the Promissory Note, the principal balance together with all accrued and unpaid interest will become immediately due and payable. As of March 29, 2010, Call Now has made no interest or principal payments with respect to the Promissory Note. As part of the restructuring, Call Now has assigned to the Company certain of its economic interests and in connection with the Promissory Note, pledged its interest in certain partnerships together with all assets held in the Call Now margin account to serve as additional collateral securing the loan. Mr. Thomas Johnson has no interest in the Call Now margin account or the Promissory Note, except to the extent of his approximately 3.2% ownership interest in Call Now. Mr. Johnson abstained from voting on all matters on behalf of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and any persons holding 10% or more of the Company’s common stock, to file reports of ownership and any changes in ownership of the Company’s stock. To the best of the Company’s knowledge, in 2009, all required forms were filed on time with the Securities and Exchange Commission.
RISKS RELATED TO COMPENASTION POLICIES AND PROCEDURES
     We have reviewed our compensation policies and practices for our employees and have concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on us.
OTHER MATTERS
     The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such matters is granted by the execution of the enclosed Proxy.
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 has been posted on the Internet at http://www.cstproxy.com/penson/2010 concurrently with the posting of the Proxy Statement and the mailing of the Notice of Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.
By Order of the Board of Directors,
Andrew B. Koslow
Secretary
April •, 2010

PENSON WORLDWIDE, INC.

VOTE BY INTERNET OR TELEPHONE
QUICK ««« EASY ««« IMMEDIATE
As a stockholder of Penson Worldwide, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 26, 2010.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone:		Vote Your Proxy by mail:
Call 1 (866) 894-0537
Go to www.continentalstock.com		Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.		Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR		OR

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:
Please mark your votes like this	☒
1.	To elect three (3) Directors of the Company, each of whom will serve until the 2013 annual meeting of stockholders or until their successors are elected and qualified;

NOMINEES:	(01) Philip A. Pendergraft, (02) David A. Reed,
(03) Thomas R. Johnson

		FOR	AGAINST	ABSTAIN
2.	To authorize the Company’s directors to issue shares of Company common stock in full satisfaction of the Company’s payment obligations upon conversion of its currently outstanding convertible notes:	☐	☐	☐

FOR nominees listed above (except those stricken)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above	☐
(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list above)

		FOR	AGAINST	ABSTAIN
3.	To ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and	☐	☐	☐

4.	To transact such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” Items 1, 2 and 3.

This proxy will be voted as directed, or if no direction is indicated, will be voted “for” the proposals

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date , 2010.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be held May 27, 2010
This proxy statement and our 2009 Annual Report to Stockholders are available at http://www.cstproxy.com/penson/2010
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
FORM OF PROXY
PENSON WORLDWIDE, INC.
1700 Pacific Avenue, Suite 1400, Dallas, Texas 75201
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PENSON WORLDWIDE, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 27, 2010.
     The undersigned (i) acknowledges receipt of the Notice dated April 12, 2010, of the Annual Meeting of Stockholders of Penson Worldwide, Inc. (the “Company”) to be held on Tuesday, May 27, 2010, at 9:00 a.m. local time at 1700 Pacific Avenue, Suite 295A, Dallas, Texas 75201 and the Proxy Statement in connection therewith and (ii) appoints Andrew B. Koslow and Owen M. Scheurich, and each of them, the undersigned’s proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned on March 29, 2010, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as set forth on the reverse.
     If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any postponements or adjournments thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3.
(Continued and to be signed on the reverse side)